                                                                    EXHIBIT 10.3

                          EMPLOYEE BENEFITS AGREEMENT

                                    between

                                  EQUIFAX INC.

                                      and

                                  CERTEGY INC.





                  Dated as of the ____ day of _________, 2001

                               TABLE OF CONTENTS

ARTICLE I     DEFINITIONS AND REFERENCES........................................................................    2
  1.01 Definitions..............................................................................................    2
       (a)    Action............................................................................................    2
       (b)    Agreement.........................................................................................    2
       (c)    ASO Contract......................................................................................    2
       (d)    Award.............................................................................................    2
       (e)    Bulk Asset Transfer...............................................................................    2
       (f)    Certegy Business..................................................................................    2
       (g)    Certegy Common Stock..............................................................................    2
       (h)    Certegy Group.....................................................................................    2
       (i)    Close of the Distribution Date....................................................................    2
       (j)    Code..............................................................................................    3
       (k)    Compensation Committee............................................................................    3
       (l)    Conversion Formula................................................................................    3
       (m)    Deferral Programs.................................................................................    3
       (n)    Distribution......................................................................................    3
       (o)    Distribution Agreement............................................................................    3
       (p)    Distribution Date.................................................................................    3
       (q)    ERISA.............................................................................................    3
       (r)    Equifax Executive.................................................................................    3
       (s)    Equifax Group.....................................................................................    4
       (t)    Executive Life Plan...............................................................................    4
       (u)    Executive Life Trust..............................................................................    4
       (v)    Executive Programs................................................................................    4
       (w)    Foreign Plan......................................................................................    4
       (x)    Governmental Authority............................................................................    4
       (y)    Group Insurance Policy............................................................................    5
       (z)    Health and Welfare Plans..........................................................................    5
       (aa)   HMO...............................................................................................    5
       (bb)   HMO Agreements....................................................................................    5
       (cc)   Immediately after the Distribution Date...........................................................    5
       (dd)   Individual Agreement..............................................................................    5
       (ee)   Initial Asset Transfer............................................................................    5
       (ff)   Liabilities.......................................................................................    5
       (gg)   Long-Term Incentive Plan..........................................................................    6
       (hh)   Material Feature..................................................................................    6
       (ii)   Participating Company.............................................................................    6
       (jj)   Pension Plan......................................................................................    6
       (kk)   Pension Plan Spinoff Date.........................................................................    6
       (ll)   Pension Trust.....................................................................................    6
       (mm)   Person............................................................................................    7
       (nn)   Plan..............................................................................................    7
       (oo)   Plan Termination Liability........................................................................    7
       (pp)   Reimbursement Plans...............................................................................    7
       (qq)   Savings Plan......................................................................................    7
       (rr)   Short-Term Incentive Plan.........................................................................    7
       (ss)   Stock Incentive Plan..............................................................................    7
       (tt)   Subsequent Asset Transfer.........................................................................    8
       (uu)   Subsidiary........................................................................................    8
       (vv)   Transferred Individual............................................................................    8
       (ww)   Transition Support Agreement......................................................................   10

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
       (xx)   VEBA..............................................................................................   10
  1.02 References...............................................................................................   10

ARTICLE II    GENERAL PRINCIPLES................................................................................   11
  2.01 Assumption of Liabilities................................................................................   11
  2.02 Certegy Group Participation in Equifax Plans.............................................................   11
       (a)    Participation in Equifax Plans....................................................................   11
       (b)    Equifax's General Obligations as Plan Sponsor.....................................................   11
       (c)    Certegy's General Obligations as Participating Company............................................   12
       (d)    Termination of Participating Company Status.......................................................   12
  2.03 Establishment of The Certegy Plans.......................................................................   12
  2.04 Terms of Participation by Transferred Individuals........................................................   12

ARTICLE III   DEFINED BENEFIT PLANS.............................................................................   14
  3.01 Establishment of Mirror Pension Trusts...................................................................   14
  3.02 Assumption of Pension Plan and Liabilities and Allocation of Interests in the Equifax Pension
              Trust.............................................................................................   14
       (a)    Assumption of Liabilities by Certegy Pension Plan.................................................   14
       (b)    Asset Allocations and Transfers...................................................................   14
       (c)    Valuation of Venture Capital Assets...............................................................   16
       (d)    Pension Plan Transition Period....................................................................   16
       (e)    Negotiation if There Is No Pension Plan Spinoff Date..............................................   17
       (f)    Allocation of Code Section 401(h) Opportunity.....................................................   17
  3.03 Governmental Compliance..................................................................................   17

ARTICLE IV    DEFINED CONTRIBUTION PLANS........................................................................   18
  4.01 Savings Plan.............................................................................................   18
       (a)    Savings Plan Trust................................................................................   18
       (b)    Savings Plan Participation........................................................................   18
       (c)    Assumption of Liabilities and Transfer of Assets..................................................   18
       (d)    Specific Stock Funds in the Equifax and Certegy Savings Plan......................................   19
       (e)    Miscellaneous Funds...............................................................................   19
       (f)    Transfer of Assets Concerning Matching Contribution Account.......................................   19
  4.02 Non-Employer Stock Fund Procedures.......................................................................   20
       (a)    Application of Procedures.........................................................................   20
       (b)    Right of First Refusal and Notice Procedures......................................................   20
       (c)    Procedures After Notice is Given..................................................................   20

ARTICLE V     HEALTH AND WELFARE PLANS..........................................................................   22
  5.01 Assumption of Health and Welfare Plan Liabilities........................................................   22
       (a)    Assumption by Certegy.............................................................................   22
       (b)    Certain Audit Procedures with Respect to Health and Welfare Plans.................................   22
  5.02 Establishment of Certegy VEBA............................................................................   23
  5.03 VEBA Asset Transfers.....................................................................................   23
       (a)    Aggregate Amount to be Transferred................................................................   23
       (b)    Timing of Asset Transfers / Interim Period........................................................   23
  5.04 Contributions to, Investments of, and Distributions from VEBAs...........................................   24
  5.05 Vendor Contracts.........................................................................................   24
       (a)    ASO Contracts, Group Insurance Policies, HMO Agreements, and Letters of Understanding.............   24
       (b)    Payment and Effect of Change in Rates.............................................................   25
  5.06 Equifax Short-Term Disability Plan.......................................................................   25
  5.07 Retiree Health and Life Insurance Benefits...............................................................   26
       (a)    Establishment of Certegy Plan.....................................................................   26
       (b)    Equifax Retiree Health and Life Benefits..........................................................   26

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
  5.08  COBRA and HIPAA.........................................................................................   26
  5.09  Leave of Absence Programs...............................................................................   26
  5.10  Post-Distribution  Transitional Arrangements............................................................   27
        (a)    Continuance of Elections, Co-Payments, and Maximum Benefits......................................   27
        (b)    Administration...................................................................................   27
        (c)    Equifax Reimbursement Plans......................................................................   28
  5.11  Severance Pay Plan......................................................................................   28
        (a)    Transferred Individuals..........................................................................   28
        (b)    Additional Liability Assumed by Certegy..........................................................   29
  5.12  Application of Article V to the Certegy Group...........................................................   29

ARTICLE VI    EXECUTIVE PROGRAMS................................................................................   30
  6.01  Assumption of Obligations...............................................................................   30
  6.02  Short-Term Incentive Awards.............................................................................   30
  6.03  Long-Term Incentive Plan................................................................................   30
        (a)    Plan 19 (1999-2001)..............................................................................   30
        (b)    Plan 20 (2000-2002) and 2001 Awards..............................................................   31
  6.04  Stock Incentive Plan....................................................................................   31
        (a)    Stock Options....................................................................................   31
        (b)    Transferred Individuals Who are Not Active Employees of Certegy..................................   32
  6.05  Deferred Compensation Plan..............................................................................   32
  6.06  Executive Life and Supplemental Retirement Benefit Plan.................................................   32
        (a)    Plan Agreements..................................................................................   32
        (b)    Executive Life Trust.............................................................................   32
  6.07  Global Stock Purchase Plan Loan Program.................................................................   33
  6.08  Change In Control Agreements............................................................................   33
  6.09  Restricted Stock........................................................................................   33
  6.10  Waiver of Dividend Relating to Certain Trusts...........................................................   33
  6.11  Automobile Program......................................................................................   33

ARTICLE VII   GENERAL...........................................................................................   34
  7.01  Payment of and Accounting Treatment for Expenses and Balance Sheet Amounts..............................   34
        (a)    Expenses.........................................................................................   34
        (b)    Balance Sheet Amounts............................................................................   34
  7.02  Sharing of Participant Information......................................................................   34
  7.03  Restrictions on Extension of Option Exercise Periods, Amendment or Modification of Option Terms
        and Conditions..........................................................................................   34
  7.04  Non-Solicitation of Employees/Others....................................................................   35
  7.05  Reporting and Disclosure and Communications to Participants.............................................   35
  7.06  Plan Audits.............................................................................................   35
        (a)    Audit Rights with Respect to the Allocation or Transfer of Plan Assets...........................   35
        (b)    Audit Rights With Respect to Information Provided................................................   36
        (c)    Audits Regarding Vendor Contracts................................................................   36
        (d)    Audit Assistance.................................................................................   37
  7.07  Beneficiary Designations/Release of Information/Right to Reimbursement..................................   37
  7.08  Requests for Internal Revenue Service Rulings and United States Department of Labor Opinions and
        Satisfaction of Obligations Arising From Voluntary Compliance Programs..................................   37
        (a)    Cooperation......................................................................................   37
        (b)    Applications.....................................................................................   37
  7.09  Fiduciary and Related Matters...........................................................................   38
  7.10  No Third-Party Beneficiaries; Non-Termination of Employment.............................................   38
  7.11  Collective Bargaining...................................................................................   38
  7.12  Consent of Third Parties................................................................................   39
  7.13  Foreign Plans...........................................................................................   39

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
  7.14  Effect If Distribution Does Not Occur...................................................................   39
  7.15  Relationship of Parties.................................................................................   39
  7.16  Affiliates..............................................................................................   39
  7.17  Dispute Resolution......................................................................................   39
  7.18  Indemnification.........................................................................................   39
  7.19  W-2 Matters.............................................................................................   41
  7.20  Confidentiality.........................................................................................   41
  7.21  Notices.................................................................................................   42
  7.22  Interpretation..........................................................................................   42
  7.23  Severability............................................................................................   42
  7.24  Governing Law/Execution.................................................................................   42

Appendix A    CERTEGY EXECUTIVE PROGRAMS........................................................................   44

Appendix B    CERTEGY HEALTH AND WELFARE PLANS..................................................................   45

Appendix C    FOREIGN PLANS.....................................................................................   46

Appendix D    CHANGE IN CONTROL AGREEMENTS......................................................................   49


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

                          EMPLOYEE BENEFITS AGREEMENT

     THIS EMPLOYEE BENEFITS AGREEMENT, dated as of the ____ day of _________, 2001, is by and between Equifax Inc., a Georgia corporation ("Equifax" or the "Corporation"), and Certegy Inc., a Georgia corporation ("Certegy").

     WHEREAS, Equifax's Board of Directors has determined that separation from the Corporation of substantially all of the Corporation's payment services assets and businesses and public ownership of such assets and businesses is in the best interests of Equifax and its shareholders; and

     WHEREAS, Equifax is consolidating the assets and operations of substantially all of the payment services businesses owned by it and its Subsidiaries into Certegy and its Subsidiaries; and

     WHEREAS, Equifax intends to accomplish the separation of Certegy through a distribution of the stock of Certegy to the shareholders of Equifax that is intended to be tax free pursuant to section 355 of the Internal Revenue Code of 1986, as amended (the "Distribution"); and

     WHEREAS, Equifax and Certegy have entered into a Distribution Agreement and Plan of Reorganization and Distribution, dated as of ______________, 2001 (the "Distribution Agreement"), and several other agreements that will govern certain matters relating to the Distribution and the relationship of Equifax and Certegy and their respective Subsidiaries following the Distribution; and

     WHEREAS, pursuant to the Distribution Agreement, Equifax and Certegy have agreed to enter into this Agreement for the purpose of allocating assets, liabilities, and responsibilities with respect to certain employee compensation and benefit plans and programs between them.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Distribution Agreement, the parties agree as follows:

                     Article I  Definitions and References

1.01  Definitions

     For purposes of this Agreement, capitalized terms used (other than the formal names of Equifax Plans (as defined below)) and not otherwise defined shall have the respective meanings assigned to them below or as assigned to them in the Distribution Agreement (as defined above):

(a)  Action

     "Action" means any demand, action, cause of action, suit, countersuit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Authority or any arbitration or mediation tribunal, pending or threatened, known or unknown.

(b)  Agreement

     "Agreement" means this Employee Benefits Agreement, including all the attached Appendices.

(c)  ASO Contract

     "ASO Contract" means an administrative services contract, related prior practice, or related understanding with a third-party administrator that pertains to any Equifax Health and Welfare Plan or any Certegy Health and Welfare Plan.

(d)  Award

     "Award" means a long-term or short-term award under a Long-Term Incentive Plan or a Short-Term Incentive Plan or, as the context or facts may require, any other award under another incentive or special bonus, incentive, or award program or arrangement.

(e)  Bulk Asset Transfer

     "Bulk Asset Transfer" is defined in Section 3.02(b)(2).

(f)  Certegy Business

     "Certegy Business" has the meaning given that term under the Distribution Agreement.

(g)  Certegy Common Stock

     "Certegy Common Stock" has the meaning given that term under the Distribution Agreement.

(h)  Certegy Group

     "Certegy Group" has the meaning given that term under the Distribution Agreement.

(i)  Close of the Distribution Date

     "Close of the Distribution Date" means 11:59:59 P.M., Eastern Time, on the Distribution Date.

(j)  Code

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

(k)  Compensation Committee

     "Compensation Committee" means the Compensation and Human Resources Committee of Equifax.

(l)  Conversion Formula

     "Conversion Formula" means the appropriate formula which shall be applied in adjusting the exercise price and award size of Equifax options under the Equifax Stock Incentive Plans and in determining the exercise price and number of Certegy options under the Certegy Stock Incentive Plans. The Conversion Formula shall be based on the closing per share prices of Equifax common stock (with a due bill) and Certegy Common Stock (on a when-issued basis) as traded on the New York Stock Exchange on the last trading day immediately preceding the Distribution or such other prices as jointly agreed upon by Certegy and Equifax, and shall be determined and applied in such a manner as to maintain (1) the aggregate spread of such options, which is the difference between the exercise price per share of Equifax Common Stock covered by the option and the price per share of Equifax Common Stock (with a due bill) immediately preceding the Distribution, multiplied by the total number of shares covered by the option; and (2) the ratio of the exercise price per share covered by the option to the price per share of Equifax Common Stock (with a due bill) immediately preceding the Distribution.

(m)  Deferral Programs

     "Deferral Programs," when immediately preceded by "Equifax" means the Equifax Deferred Compensation Plan. When immediately preceded by "Certegy," "Deferral Programs" means the executive deferred compensation plan to be established or maintained by Certegy pursuant to Section 2.03.

(n)  Distribution

     "Distribution" has the meaning given that term under the Distribution Agreement.

(o)  Distribution Agreement

     "Distribution Agreement" is defined in the preamble of this Agreement.

(p)  Distribution Date

     "Distribution Date" has the meaning given that term under the Distribution Agreement.

(q)  ERISA

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

(r)  Equifax Executive

     "Equifax Executive" means an employee or former employee of a member of the Equifax Group or a member of the Certegy Group who, as of the Close of the Distribution Date, is or was eligible to participate in or receive a benefit under any Equifax Executive Program.

(s)  Equifax Group

     "Equifax Group" has the meaning given that term under the Distribution Agreement.

(t)  Executive Life Plan

     "Executive Life Plan," when immediately preceded by "Equifax," means the Executive Life and Supplemental Retirement Benefit Plan maintained by the Equifax Group or when immediately preceded by "Certegy," means a plan to be established or which is maintained pursuant to Section 2.03 by the Certegy Group that corresponds to the Equifax Executive Life Plan, including, in each case, any and all agreements, documents, and policies relating to such Executive Life Plan.

(u)  Executive Life Trust

     "Executive Life Trust," when immediately preceded by "Equifax," means the trust evidenced by the Equifax Grantor Trust Agreement, dated as of February 4, 2000, and currently associated with the Equifax Executive Life Plan. When immediately preceded by "Certegy," "Executive Life Trust" means the grantor trust to be established or maintained by Certegy pursuant to Section 6.05 that corresponds to the Equifax Executive Life Trust.

(v)  Executive Programs

     "Executive Programs," when immediately preceded by "Equifax" means the executive benefit and nonqualified plans, programs, and arrangements established, maintained, agreed upon, or assumed by a member of the Equifax Group for the benefit of employees and former employees of members of the Equifax Group before the Close of the Distribution Date. When immediately preceded by "Certegy," "Executive Programs" means the executive benefit plans and programs to be established or which are maintained by Certegy pursuant to
Section 2.03 that correspond to the respective Equifax Executive Programs, including those plans and programs listed in Appendix A.

(w)  Foreign Plan

     "Foreign Plan," when immediately preceded by "Equifax," means a Plan maintained by the Equifax Group or when immediately preceded by "Certegy," a plan to be established or which is maintained by the Certegy Group, in either case for the benefit of employees who are compensated under a payroll which is administered outside the 50 United States, its territories and possessions, and the District of Columbia, including those Plans described in Appendix C.

(x)  Governmental Authority

     "Governmental Authority" means any federal, state, local, foreign, or international court, government, department, commission, board, bureau, agency, official, or other regulatory, administrative, or governmental authority, including the Department of Labor, the Securities and Exchange Commission, the Internal Revenue Service, and the Pension Benefit Guaranty Corporation.

(y)  Group Insurance Policy

     "Group Insurance Policy" means a group insurance policy issued in connection with any Equifax Health and Welfare Plan, or any Certegy Health and Welfare Plan, as applicable.

(z)  Health and Welfare Plans

     "Health and Welfare Plans," when immediately preceded by "Equifax" means the health and welfare benefit plans, programs, and policies (including the Reimbursement Plans) which are sponsored by Equifax. When immediately preceded by "Certegy," "Health and Welfare Plans" means the benefit plans, programs, and policies (including the Reimbursement Plans) corresponding to those plans, programs, and policies sponsored by Equifax as of the Distribution Date, including those plans, programs, and policies listed in Appendix B to this Agreement which will be sponsored by a member of the Certegy Group Immediately after the Distribution Date.

(aa) HMO

     "HMO" means a health maintenance organization that provides benefits under the Equifax Health and Welfare Plans or the Certegy Health and Welfare Plans, as applicable.

(bb) HMO Agreements

     "HMO Agreements" means contracts, letter agreements, practices, and understandings with HMOs that provide medical, dental, or vision services under the Equifax Health and Welfare Plans and the Certegy Health and Welfare Plans, as applicable.

(cc) Immediately after the Distribution Date

     "Immediately after the Distribution Date" means 12:00 A.M., Eastern Time, on the day after the Distribution Date.

(dd) Individual Agreement

     "Individual Agreement" means an individual contract or agreement (whether written or unwritten) entered into between a member of the Equifax Group or a member of the Certegy Group and any employee or individual who will be an employee of, or otherwise assigned to, the Certegy Group Immediately after the Distribution Date that establishes the right of such individual to special compensation or benefits, special bonuses, supplemental pension benefits, hiring bonuses, loans, guaranteed payments, special allowances, tax equalization payments, special expatriate compensation payments, disability benefits, or other forms of compensation and benefits, or that provides benefits similar to those identified in Appendix A.

(ee) Initial Asset Transfer

     "Initial Asset Transfer" is defined in Section 3.02(b)(2).

(ff) Liabilities

     "Liabilities" means any and all losses, claims, charges, debts, premiums, demands, actions, costs, and expenses (including any current or future benefit payments or other entitlements, and administrative and related costs and expenses of any Plan, program, service or consulting agreement, or arrangement), of any nature whatsoever, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not imposed or determined by a court, whenever arising.

(gg) Long-Term Incentive Plan

     "Long-Term Incentive Plan," when immediately preceded by "Equifax" means the Equifax Inc. Key Management Long-Term Incentive Plan, the Equifax Inc. 1988 Performance Share Plan for Officers, and any other long-term incentive plans established or maintained by a member of the Equifax Group. When immediately preceded by "Certegy," "Long-Term Incentive Plan" means the long-term incentive plan to be established or assumed by Certegy pursuant to Section 2.03.

(hh) Material Feature

     "Material Feature" means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided by the employer under such Plan and the amount or level of contributions, if any, required or permitted to be made by participants (or their dependents or beneficiaries) to such Plan.

(ii) Participating Company

     "Participating Company" means any Person (other than an individual) that is participating in a Plan sponsored by a member of the Equifax Group or a member of the Certegy Group, as the context requires.

(jj) Pension Plan

     "Pension Plan," when immediately preceded by "Equifax," means the Equifax Inc. United States Retirement Income Plan. When immediately preceded by "Certegy," "Pension Plan" means the plan to be established or maintained by Certegy pursuant to Section 2.03 that corresponds to the Equifax Pension Plan.

(kk) Pension Plan Spinoff Date

     "Pension Plan Spinoff Date" shall have the meaning given that term under
Section 3.02(b)(1).

(ll) Pension Trust

     "Pension Trust," when immediately preceded by "Equifax," means the trust evidenced by the Equifax Trust Agreement, as amended from time to time, and currently associated with the Equifax Pension Plan. When immediately preceded by "Certegy," "Pension Trust" means the trust to be established or maintained by Certegy pursuant to Section 3.01 that corresponds to the Equifax Pension Trust.

(mm) Person

     "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity, or any Governmental Authority.

(nn) Plan

     "Plan," when immediately preceded by "Equifax" or "Certegy," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy, or other agreement or funding vehicle, whether written or unwritten, providing benefits to employees or former employees of the Equifax Group or the Certegy Group, as applicable.

(oo) Plan Termination Liability

     "Plan Termination Liability" shall be calculated in accordance with Section 414(l) of the Code based on the assumptions used by the Pension Benefit Guaranty Corporation as of the Pension Plan Spinoff Date.

(pp) Reimbursement Plans

     "Reimbursement Plans," when immediately preceded by "Equifax," means the Equifax Health Care Account Plan and the Equifax Dependent Care Account Plan, as applicable. When immediately preceded by "Certegy," "Reimbursement Plans" means the health care flexible spending account plan and the dependent care flexible spending account plan to be established or maintained by Certegy pursuant to
Section 2.03 that corresponds to the corresponding Equifax Reimbursement Plan.

(qq) Savings Plan

     "Savings Plan," when immediately preceded by "Equifax," means the Equifax Inc. 401(k) Retirement and Savings Plan. When immediately preceded by "Certegy," "Savings Plan" means the Certegy 401(k) plan to be established by Certegy pursuant to Section 2.03.

(rr) Short-Term Incentive Plan

     "Short-Term Incentive Plan," when immediately preceded by "Equifax" means any short-term compensation, bonus, or incentive compensation programs established or maintained by the Equifax Group. When immediately preceded by "Certegy," "Short-Term Incentive Plan" means any short-term compensation, bonus, or incentive compensation programs to be established or maintained by Certegy pursuant to Section 2.03.

(ss) Stock Incentive Plan

     "Stock Incentive Plan," when immediately preceded by "Equifax," means the Equifax Inc. 2000 Stock Incentive Plan, the Equifax Inc. Omnibus Stock Incentive Plan, the 1995 Employee Stock Incentive Plan and the 1993 Employee Stock Incentive Plan and any other stock-based incentive plan established or maintained by a member of the Equifax Group. When immediately preceded by "Certegy," "Stock Incentive Plan" means the stock incentive plans to be established or assumed by Certegy pursuant to Section 2.03.

(tt) Subsequent Asset Transfer

     "Subsequent Asset Transfer" is defined in Section 3.02(b)(2).

(uu) Subsidiary

     "Subsidiary" of any Person means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided,
                                                                     --------
however, that no Person that is not directly or indirectly wholly owned by any
-------
other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power, or ability to control, that Person.

(vv) Transferred Individual

     "Transferred Individual" means any individual who, as of the Close of the Distribution Date:

     (1) is actively employed by, or on a leave of absence (including those individuals receiving short-term disability benefits and those taking leave pursuant to the Family and Medical Leave Act of 1993, as amended) from, a member of the Certegy Group or the Certegy Business (or is deemed to be so employed or on leave in accordance with an agreement between Equifax and Certegy); or

     (2) is not actively employed by, nor on a leave of absence from, Equifax or a member of the Certegy Group or the Certegy Business, and:

          (A) whose most recent (through the Close of the Distribution Date) active employment with Equifax or a past or present affiliate of Equifax was with an entity or a corporate division of the Certegy Business, and the predecessors of any such entities; or

          (B) who otherwise is identified pursuant to a methodology approved by Equifax and Certegy, which methodology shall be consistent with the intent of the parties that former employees of Equifax or a past or present affiliate of Equifax and such other individuals who performed services for Equifax (including non-employees) will be aligned with the entity for which they most recently (through the Close of the Distribution Date) were employed or otherwise provided services.

     Notwithstanding the prior sentence, the term "Transferred Individual" shall not include any individual who is otherwise designated in (2) above and who as of the Close of the Distribution Date (i) is receiving payments from the Equifax Pension Plan, (ii) has retiree health coverage from Equifax in effect or (iii) is receiving benefits under the Equifax Long-Term Disability Plan.

     For purposes of this Agreement with respect to all Health and Welfare Plans (other than Plans providing retiree life insurance and health benefits), all Foreign Plans providing health and welfare benefits, and all Executive Programs, the term "Transferred Individual" shall only mean those individuals described in
(1) above, together with those individuals that are related thereto as described below.

     An alternate payee under a qualified domestic relations order (within the meaning of Code (S) 414(p) and ERISA (S) 206(d)), alternate recipient under a qualified medical child support order (within the meaning of ERISA (S) 609(a)), beneficiary, or covered dependent, in each case, of an employee or former employee described in (1) or (2) above shall also be a Transferred Individual with respect to the interest of such alternate payee, alternate recipient, beneficiary, or covered dependent in that employee's or former employee's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary, or covered dependent shall not otherwise be considered a Transferred Individual with respect to his or her own benefits under any applicable Plans, unless he or she is a Transferred Individual by virtue of either of subparagraphs (1) or (2) above. In addition, Equifax and Certegy may agree to designate any other individuals, or group of individuals, as Transferred Individuals.

     Subject to the other provisions of this definition, an individual may be a Transferred Individual pursuant to this definition regardless of whether such individual is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment, post-employment, or independent contract status relative to Equifax or Certegy or to an Equifax or Certegy Plan. Solely for purposes of assigning any Liabilities from Equifax to Certegy under this Agreement, an individual may be a Transferred Individual regardless of whether the individual is, or was, a common law employee, independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of a member of the Equifax Group or of the Certegy Group or in any other employment, non-employment, or retainer arrangement or other relationship with any member of the Equifax Group or the Certegy Group. Transferred Individual includes any individual who is on an international assignment whether paid on a U.S. payroll or a payroll outside the U.S. if such individual otherwise falls within any of the above categories.

     Notwithstanding anything to the contrary in this definition, the term Transferred Individual under this Agreement shall not include any individual who was otherwise directly transferred from former employment with a member of the Equifax Group to employment with any other Person (under an agreement whereby such Person assumed full liability with respect to all claims and rights related to such individual's pre-transfer employment), unless such individual has been re-employed as an active employee of a member of the Equifax Group prior to the Close of the Distribution Date.

     Nothing contained in this Agreement shall permit, or be construed or interpreted to permit, any non-employee of Equifax or Certegy to participate, at any time, in any Plan of Equifax or Certegy.

(ww) Transition Support Agreement

     "Transition Support Agreement" means the Transition Support Agreement entered into by Equifax and Certegy governing certain matters related to the relationship of the parties after the Distribution.

(xx) VEBA

     "VEBA," when immediately preceded by "Equifax," means the Equifax Inc. Voluntary Employees Beneficiary Association. When immediately preceded by "Certegy," "VEBA" means the welfare benefit fund to be established by Certegy pursuant to Section 5.02 that corresponds to the Equifax VEBA.

1.02  References

      Unless the context clearly indicates otherwise, reference to a particular Article, Section, subsection or paragraph means the Article, Section, subsection or paragraph so delineated in this Agreement.

                         Article II  General Principles

2.01  Assumption of Liabilities

      Except for each Liability that is expressly retained in writing by Equifax or excluded in writing by Equifax from those being assumed by Certegy and unless otherwise provided for elsewhere in this Agreement, Certegy hereby assumes and agrees to pay, perform, fulfill, and discharge, in accordance with their respective terms and conditions, all of the following (regardless of when or where such Liabilities arose or arise or were or are incurred): (i) all Liabilities to or relating to Transferred Individuals arising out of or resulting from employment by, the performance of services for, or any other type of financial relationship with, a member of the Equifax Group before becoming Transferred Individuals and thereafter (including Liabilities under Equifax Plans and Certegy Plans), (ii) all other Liabilities to or relating to Transferred Individuals and other employees or former employees of a member of the Certegy Group, and their dependents and beneficiaries, to the extent relating to, arising out of or resulting from future, present, or former employment with, or the provision of services for, a member of the Certegy Group or the Certegy Business (including Liabilities under Equifax Plans and Certegy Plans), (iii) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment, performance of services for, or any other type of financial relationship with the Certegy Group or the Certegy Business;
(iv) all Liabilities under any Individual Agreements relating to Transferred Individuals, and (v) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities, and responsibilities expressly assumed or retained by a member of the Certegy Group or a Certegy Plan pursuant to this Agreement; provided, however, that, consistent with Section 7.18, Certegy shall
           --------  -------
not assume any Liability with respect to any claim which is made by any Person (other than a Person who is a member of the Certegy Group) and which is related solely to Equifax's exercise of its fiduciary responsibility for the investment of the assets of the Equifax Plans prior to the Distribution Date (or prior to the Pension Plan Spinoff Date for purposes of the Equifax Pension Plan and prior to the Savings Plan Transfer Date for purposes of the Equifax Savings Plan).

2.02  Certegy Group Participation in Equifax Plans

      (a)  Participation in Equifax Plans

      Subject to the terms and conditions of this Agreement, each member of the Certegy Group that is, as of the date of this Agreement, a Participating Company in any of the Equifax Plans shall continue as such through the Close of the Distribution Date unless, for periods before the Distribution Date, the parties mutually agree otherwise. Effective as of any date before the Distribution Date, a member of the Certegy Group not described in the preceding sentence may, at its request and with the consent of Equifax (which consent shall not be unreasonably withheld), become a Participating Company in any or all of the Equifax Plans in which Transferred Individuals participate.

      (b)  Equifax's General Obligations as Plan Sponsor

     Equifax shall continue through the Close of the Distribution Date to administer, or cause to be administered, in accordance with their terms and applicable law, the Equifax Plans and

Equifax (or its designee) shall have the sole discretion and authority to interpret the Equifax Plans through such date and during any subsequent period.

      (c)  Certegy's General Obligations as Participating Company

      Certegy shall perform with respect to its participation in the Equifax Plans, and shall cause each other member of the Certegy Group that is a Participating Company in any Equifax Plan to perform the duties of a Participating Company as set forth in such Plans, and any written or oral procedures adopted pursuant thereto, including: (i) assisting in the administration of claims, to the extent requested by the claims administrator or plan administrator of the applicable Equifax Plan, (ii) cooperating fully with Equifax Plan auditors, benefit personnel and benefit vendors, (iii) preserving the confidentiality of all financial and business arrangements Equifax has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom Equifax has entered into an agreement relating to the Equifax Plans, and (iv) preserving the confidentiality of participant health information (including health information in relation to leaves under the Family and Medical Leave Act of 1993, as amended).

      (d)  Termination of Participating Company Status

      Unless otherwise provided in this Agreement, effective as of the Close of the Distribution Date, Certegy and each member of the Certegy Group shall cease to be a Participating Company in the Equifax Plans.

2.03  Establishment of The Certegy Plans

      Unless otherwise provided in this Agreement, either before the Close of the Distribution Date or effective Immediately after the Distribution Date, Certegy shall adopt, or shall cause to be adopted, the Certegy Pension Plan, the Certegy Savings Plan, the Certegy Health and Welfare Plans listed in Appendix B, and the Certegy Executive Programs listed in Appendix A for the benefit of Transferred Individuals and other current, future, and former employees of the Certegy Group. The foregoing Certegy Plans as in effect Immediately after the Distribution Date shall be substantially identical in all Material Features to the corresponding Equifax Plans as in effect as of the Close of the Distribution Date. Except for the Certegy Savings Plan and VEBA, any Certegy Plans that are adopted by Certegy before the Close of the Distribution Date shall be adopted to become effective Immediately after the Distribution Date. Notwithstanding the above, Certegy shall not be required to adopt any stock benefits trust or rabbi trust related to any Equifax Executive Program or Health and Welfare Plan (including any program or plan maintained by Equifax that is not listed in Appendix A) other than the Executive Life Trust.

2.04  Terms of Participation by Transferred Individuals

      The Certegy Plans shall be, with respect to Transferred Individuals, in all respects the successors in interest to, shall recognize all rights and entitlements as of the Close of the Distribution Date under, and shall not provide benefits that duplicate benefits provided by, the corresponding Equifax Plans for such Transferred Individuals. Equifax and Certegy shall agree on methods and procedures, including amending the respective Plan documents, to prevent Transferred Individuals from receiving duplicative benefits from the Equifax Plans and the Certegy Plans. Certegy shall not permit any Certegy Plan to commence benefit payments to

Transferred Individuals until it receives notice from Equifax regarding the date on which payments under the corresponding Equifax Plan shall cease. With respect to Transferred Individuals, each Certegy Plan shall provide that all service, all compensation, and all other benefit-affecting determinations that, as of the Close of the Distribution Date, were recognized under the corresponding Equifax Plan (for periods immediately before the Close of the Distribution Date) shall, as of Immediately after the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Certegy Plan to the same extent as if such items originally occurred under such Certegy Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement for the transfer of assets, if any, from certain trusts relating to Equifax Plans (including Foreign Plans) to the corresponding trusts relating to Certegy Plans (including Foreign Plans) are based upon the understanding and agreement of the parties that each such Certegy Plan will assume all Liabilities of the Transferred Individuals and corresponding Equifax Plan to or relating to Transferred Individuals, as provided for herein. If there are any legal or other authoritative reasons that any such Liabilities are not effectively assumed by the appropriate Certegy Plan, then the amount of assets transferred to the trust relating to such Certegy Plan from the trust relating to the corresponding Equifax Plan shall be recomputed, ab initio, as set forth in this
                                  -- ------
Agreement but taking into account the retention of such Liabilities by such Equifax Plan, and assets shall be transferred by the trust relating to such Certegy Plan to the trust relating to such Equifax Plan so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

                      Article III  Defined Benefit Plans

3.01  Establishment of Mirror Pension Trusts

      Effective Immediately after the Distribution Date, Certegy shall establish, or cause to be established, the Certegy Pension Trust which shall be qualified under Code (S) 401(a), be exempt from taxation under Code (S) 501(a)(1), and form part of the Certegy Pension Plan. Certegy shall, prior to the end of the remedial amendment period for the Certegy Pension Plan, apply for a determination letter from the Internal Revenue Service that shall provide that the Certegy Pension Plan and the Certegy Pension Trust satisfy the requirements for qualification under Code sections 401(a) and 501(a), and Certegy shall take all actions necessary or appropriate to obtain such letter.

3.02 Assumption of Pension Plan and Liabilities and Allocation of Interests in the Equifax Pension Trust

      (a)  Assumption of Liabilities by Certegy Pension Plan

      Immediately after the Pension Plan Spinoff Date all Liabilities to or relating to Transferred Individuals under the Equifax Pension Plan shall cease to be Liabilities of the Equifax Pension Plan, and shall be assumed in full and in all respects by the Certegy Pension Plan. If the Pension Plan Spinoff Date does not occur Immediately after the Distribution Date, accruals for Transferred Individuals for the period beginning Immediately after the Distribution Date shall occur under the Certegy Pension Plan, and the benefits paid to Transferred Individuals under the Certegy Pension Plan for periods prior to the Pension Plan Spinoff Date shall be reduced by benefits paid to them under the Equifax Pension Plan. No pension benefits with respect to such Transferred Individuals shall commence from the Equifax Pension Plan while a Transferred Individual is employed by the Certegy Group.

      (b)  Asset Allocations and Transfers

           (1)  Determination of Asset Transfer Date and Allocation

           (A) It is expected that assets will be transferred from the Equifax Pension Trust to the Certegy Pension Trust effective as of the date described in this subparagraph (A) (the "Pension Plan Spinoff Date"). The asset transfer is scheduled to occur Immediately after the Distribution Date (or on such rescheduled date as may be separately agreed to), provided that the assets of the Equifax Pension Plan on such date are at least 106% of its Plan Termination Liability on such date. If the assets of the Equifax Pension Plan are not at least 106% of its Plan Termination Liability on such date, either Equifax or Certegy may elect not to proceed with the transfer as of the scheduled date. If the transfer of assets does not occur on the scheduled date, Equifax and Certegy will mutually reschedule the transfer date; provided, however, such rescheduled
                                            --------  -------
date must occur (i) not later than December 31, 2001, and (ii) on a date when the assets of the Equifax Pension Plan are at least 106% of its Plan Termination Liability (or another percentage of such liability that is agreed to by Equifax and Certegy). If the assets of the Equifax Pension Plan are not at least equal to the applicable minimum percentage of its Plan Termination Liability on such date, either Equifax or Certegy may elect not to proceed with the transfer as of the rescheduled date.

                (B) If a Pension Plan Spinoff Date occurs in accordance with the conditions described in subparagraph (A) above, then effective as of the Pension Plan Spinoff Date and pursuant to the procedures described in this Section 3.02(b), Equifax shall transfer from the Equifax Pension Trust an amount of assets equal to the Plan Termination Liability with respect to Transferred Individuals under the Equifax Pension Plan to the Certegy Pension Trust. In addition, Equifax shall also transfer an amount of assets determined in the sole discretion of Equifax that is in addition to the amount of assets determined in the prior sentence; provided, however, Equifax shall not transfer any such
                    --------  -------
additional amount of assets to the extent, determined as of immediately after the Pension Plan Spinoff Date, such transfer would cause (i) the Equifax Pension Plan to be funded at less than 101% of its Plan Termination Liability or (ii) the Certegy Pension Plan to be funded at more than 250% of its Plan Termination Liability.

           (2)  Transfer of Assets to Certegy Pension Trusts

           (A) Effective as soon as practicable after the Pension Plan Spinoff Date, Equifax shall cause to be transferred from the Equifax Pension Trust to the Certegy Pension Trust an initial amount of assets in cash (the "Initial Asset Transfer"). The amount of the Initial Asset Transfer shall not be less than Equifax's estimate, determined by Equifax in its sole discretion, of the cash required by the Certegy Pension Plan to make payment of benefits and appropriate expenses from the Certegy Pension Trust in accordance with the Plan from the time of the Initial Asset Transfer to the time of the Bulk Asset Transfer, described below. In the event Certegy notifies Equifax that the Initial Asset Transfer provides insufficient cash for this purpose, or if Equifax decides to provide additional funds, Equifax will cause to be transferred other amounts of cash or marketable assets (a "Subsequent Asset Transfer").

           (B) As soon as practicable after the calculation of each Plan's interest in the Equifax Pension Trust, but in no event before Equifax (or its authorized representative) determines that the calculation and the data on which it is based are acceptably complete, accurate, and consistent, Equifax will cause the appropriate amount of assets to be transferred from the Equifax Pension Trust to the Certegy Pension Trust (the "Bulk Asset Transfer"). The amount of assets to be transferred in the Bulk Asset Transfer shall be equal to the interests of the Certegy Pension Plan determined pursuant to Section 3.02(b)(1), adjusted by Equifax as of the date of the Bulk Asset Transfer to the extent necessary to reflect (i) any additional pension contributions that are specifically designated by Equifax for the Certegy Pension Plan, (ii) a proportionate share of actual investment gains and losses experienced in the Equifax Pension Trust, (iii) benefit payments and expenses allocable to the Certegy Plan, and (iv) the Initial Asset Transfer, Subsequent Asset Transfers, data corrections, enhancements, and computational refinements from immediately after the Pension Plan Spinoff Date through the date of the actual transfer of such assets. If circumstances permit and if agreed to by Equifax and Certegy, the parties may perform the Bulk Asset Transfer at the same time as the Initial Asset Transfer or any Subsequent Asset Transfers.

           (3)  Transfer of Specific Assets in Bulk Asset Transfer

      The specific assets to be transferred from the Equifax Pension Trust to the Certegy Pension Trust in the Bulk Asset Transfer shall be made up of cash and marketable assets selected by Equifax consistent with the objective of enabling Certegy to implement prospectively an investment program for the Certegy Pension Trust, but in no event shall Equifax or the Equifax Pension Trust be required to incur unreasonable transaction costs in the process of transferring assets and subsequently re-balancing the investment portfolio held by the Equifax Pension Trust. Furthermore, Equifax shall not be required to transfer any specific asset or any portion of any specific fund or investment manager account, and Equifax shall not transfer the Venture Capital Assets, as defined in subsection (c) below, and any amount of Certegy Common Stock that would place the Certegy Pension Plan in violation of the employer stock acquisition limitations of ERISA section 407; provided,
                                                                 --------
however, that Equifax shall transfer interests in group annuity contracts held
-------
by the Equifax Pension Trust to the extent such group annuity contracts (in whole or in part, as the case may be) specifically cover the accrued pension benefits of Transferred Individuals. In transferring specific assets, Equifax makes no representation as to the appropriateness of the resulting asset allocation or investment performance resulting from the specific assets transferred. By accepting the assets transferred, Certegy acknowledges that it and not Equifax is serving as the fiduciary for the Certegy Pension Trust with respect to the determination and actual transfer of assets from the Equifax Pension Trust and that, acting as fiduciary for the Certegy Pension Plan, Certegy further acknowledges that it is able to change the asset allocation as it deems appropriate at any time. Once the assets have been transferred to and received by the Certegy Pension Trust, such event shall fully and finally foreclose any issue or matter of any nature whatsoever by Certegy, the Certegy Pension Trust, the Certegy Pension Plan, or any other trust(s) related to such Plan against Equifax, the Equifax Pension Trust, the Equifax Pension Plan, or any other trust(s) related to such Plan with respect to the condition, identity, or value of such assets and Certegy shall fully indemnify Equifax, its employees, officers, directors, and the Equifax Pension Plan, the Equifax Pension Trust, and any trustees or fiduciaries thereof regarding any Liability or legal or regulatory issue of any nature with respect thereto.

      (c) Valuation of Venture Capital Assets

      For all purposes under this Article III, the assets of the Equifax Pension Trust that are invested in a portfolio of venture capital funds (collectively, the "Venture Capital Assets") shall be valued based upon the most recent quarter-end value reported to the Equifax Pension Plan by the venture capital funds, provided that Equifax determines that such valuation remains sufficiently current to be a permissible valuation for purposes of Code section 414(l).

      (d)  Pension Plan Transition Period

      If the Pension Plan Spinoff Date does not occur Immediately after the Distribution Date, there shall be a transition period (the "Pension Plan Transition Period") during which Transferred Individuals shall be participants in both the Equifax Pension Plan and the Certegy Pension Plan. The Pension Plan Transition Period shall begin Immediately after the Distribution Date and shall end effective as of the Pension Plan Spinoff Date. During the Pension Plan Transition Period, Equifax shall retain all assets and Liabilities with respect to Transferred Individuals under the Equifax Pension Plan and the Certegy Pension Plan shall provide equivalent pension benefits (taking into account service and compensation with Equifax) with an offset for any benefits provided under the Equifax Pension Plan.

      (e) Negotiation if There Is No Pension Plan Spinoff Date

      In the event that Equifax is unable to select a Pension Plan Spinoff Date under the conditions described in Section 3.02(b)(1), Equifax and Certegy shall enter negotiations as soon as practicable after January 1, 2002 on how to structure the Equifax Pension Plan and the Certegy Pension Plan with respect to Transferred Individuals. During the period that negotiations are ongoing and during any period that Equifax and Certegy are unable to reach an agreement that is mutually satisfactory to Equifax and Certegy respecting such matters, the Pension Plan Transition Period shall be continued as provided in Section 3.02(d).

      (f) Allocation of Code Section 401(h) Opportunity

      For purposes of allocating between the Equifax and Certegy Pension Plans the Code Section 401(h) contribution limitation that is derived from (i) contributions made to the Equifax Pension Plan for periods before the Close of the Distribution Date, and (ii) any contribution described in Section 3.02(b)(2)(B)(i), the Certegy Pension Plan shall be entitled to 8.3% of the aggregate dollar amount of the contribution limitation derived from such contributions. Such percentage reflects the expected postretirement benefit obligations that Certegy is assuming under this Agreement as compared to the aggregate expected postretirement benefit obligations of both Equifax and Certegy as of the Close of the Distribution Date.

3.03  Governmental Compliance

      Notwithstanding any provision of this Agreement to the contrary, in the event that at any time any Governmental Authority challenges or seeks to prevent the transfer of assets and Liabilities provided for in Section 3.02, (i) Equifax may, in its sole discretion, retain all assets and Liabilities with respect to Transferred Individuals under the Equifax Pension Plan, and require Certegy to provide equivalent benefits under plans maintained by it with an offset for any benefits to be provided under the Equifax Pension Plan, or (ii) reach such other agreement as may be mutually satisfactory to Equifax and Certegy respecting the matters covered by this Article III. If Equifax, in its sole discretion, retains any Liability of any Transferred Individual under the Equifax Pension Plan, Certegy shall fully reimburse Equifax for the full cash costs of, including any administrative expenses relating to, any Liabilities that it has not otherwise agreed to assume that result from the intervention of the Governmental Authority.

                     Article IV  Defined Contribution Plans

4.01  Savings Plan

      (a)  Savings Plan Trust

      Prior to the Distribution Date, Certegy shall establish, or cause to be established, a trust qualified under Code (S) 401(a), which shall be exempt from taxation under Code (S) 501(a)(1), and form part of the Certegy Savings Plan. Certegy shall, prior to the end of the remedial amendment period for the Certegy Savings Plan, apply for a determination letter from the Internal Revenue Service that shall provide that the Certegy Savings Plan and its related trust satisfy the requirements for qualification under Code sections 401(a) and 501(a), and Certegy shall take all actions necessary or appropriate to obtain such letter.

      (b)  Savings Plan Participation

      Effective Immediately after the Distribution Date, the Certegy Savings Plan shall assume and be solely responsible for all ongoing rights of Transferred Individuals for future participation (including the right to make contributions through payroll deductions) in the Certegy Savings Plan. Certegy shall cause the Certegy Savings Plan to recognize and maintain all contribution and investment elections made by Transferred Individuals under the Equifax Savings Plan as such elections were last in effect during the period immediately prior to the Distribution Date and shall apply such elections under the Certegy Savings Plan for the remainder of the period or periods for which such elections are by their terms applicable (subject in all cases to applicable election change rights of the Transferred Individuals).

      (c)  Assumption of Liabilities and Transfer of Assets

      Effective on a date selected by Equifax (the "Savings Plan Transfer Date") and except as provided in the last sentence of this subsection: (i) the Certegy Savings Plan shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the Equifax Savings Plan; and (ii) Equifax shall cause the accounts of the Transferred Individuals under the Equifax Savings Plan which are held by its related trust as of the Savings Plan Transfer Date to be transferred to the Certegy Savings Plan and its related trust, and Certegy shall cause such transferred accounts to be accepted by such plan and trust. Effective no later than the Savings Plan Transfer Date, Certegy shall use its reasonable best efforts to enter into such agreements to accomplish such assumptions and transfers and the maintenance of the necessary participant records. As soon as practicable after the Savings Plan Transfer Date, assets related to the accounts of all Transferred Individuals shall be transferred from the Equifax Savings Plan to the Certegy Savings Plan in cash or in kind, at Equifax's discretion, and, to the extent practicable, shall be invested in investment options in the Certegy Savings Plan which are comparable to the investment options in which such accounts were invested immediately before the Savings Plan Transfer Date. Until such transfer (but subject to reasonable blackout requirements and subject to subsection (d) below), Transferred Individuals shall be able to exercise customary investment discretion over their accounts in the Equifax Savings Plan. No benefits with respect to a Transferred Individual from the Equifax Savings Plan shall be paid while he or she is employed by the Certegy Group after the Savings Plan Transfer Date.

     (d)  Specific Stock Funds in the Equifax and Certegy Savings Plan

     Effective Immediately after the Distribution Date, a Certegy Common Stock fund shall be added as an investment option to the Equifax Savings Plan, and the Certegy Savings Plan shall provide for both an Equifax Common Stock fund and a Certegy Common Stock fund as investment options. The Certegy Common Stock fund in the Equifax Savings Plan and the Equifax Common Stock fund in the Certegy Savings Plan are each referred to as a "Non-Employer Stock Fund" with respect to the applicable Plan. Unless Equifax and Certegy agree otherwise, each Non-Employer Stock Fund shall be maintained under the respective Plan through December 31, 2002. After such date, Equifax and Certegy agree to cooperate with each other with respect to the disposition of the stock when either party decides to liquidate or otherwise terminate the Non-Employer Stock Fund in its Savings Plan. In the absence of any agreement regarding such liquidation, the liquidation of the Non-Employer Stock Fund shall be made in a ratable manner over a period of six months. Furthermore, at any time that Equifax or Certegy decides to sell or otherwise dispose of any amount of shares in their Non-Employer Stock Fund, the selling party shall follow the procedures of Section
4.02 (except to the extent waived in writing by an authorized representative of the other party). The Equifax Savings Plan and the Certegy Savings Plan shall each provide that, after the Distribution Date, no new contributions may be invested in, and no amounts may be transferred from other investment options to the Non-Employer Stock Fund under the respective Plan. To the extent the parties determine it is necessary to preserve the tax status of the Distribution under the Code, the Equifax Savings Plan shall provide that no earnings or dividends under its Non-Employer Stock Fund may be reinvested in Certegy Common Stock and the Certegy Savings Plan shall provide that no earnings or dividends under its Non-Employer Stock Fund may be reinvested in Equifax Common Stock; provided, however, this requirement shall not prohibit such earnings and
-----------------
dividends from remaining in the applicable Non-Employer Stock Fund as cash or as an amount that is invested in any non-stock investment in such fund.

     (e)  Miscellaneous Funds

     In the event that Equifax determines that it is not feasible or appropriate to transfer in-kind the assets of a particular investment fund from the Equifax Savings Plan to the Certegy Savings Plan, then the value of the assets in the affected investment, as of the close of business on the Savings Plan Transfer Date (plus actual earnings or losses attributable to such amount from the Savings Plan Transfer Date to the date the assets are actually transferred) shall be transferred in cash to the Certegy Savings Plan and Certegy shall invest such cash in its Savings Plan and trust in the same manner and proportion as it was invested in the Equifax Savings Plan or otherwise at the direction of the affected participant.

     (f) Transfer of Assets Concerning Matching Contribution Account

     The transfer of assets to the Certegy Savings Plan shall include the transfer of a portion of an account, which holds shares of Equifax common stock that were intended to be used to fund the Equifax Savings Plan's matching contributions for the 2001 plan year (the "Special Account"). The apportionment of the Special Account between the Equifax Savings Plan and the Certegy Savings Plan shall be determined as follows as of the Savings Plan Transfer Date. The portion of the Special Account transferred to the Certegy Savings Plan shall be determined by multiplying three components of the Special Account (determined immediately prior to the

Savings Plan Transfer Date) by a fraction, the numerator of which shall be the total elective deferrals made by Transferred Individuals during the portion of the 2001 calendar year ending immediately prior to the Savings Plan Transfer Date and the denominator of which shall be the total elective deferrals made by all participants in the Equifax Savings Plan during this portion of the 2001 calendar year. The three components are (1) shares of Equifax common stock in the Special Account, (2) shares of Certegy Common Stock in the Special Account (if any), and (3) cash. The product of each such component, after it has been multiplied by the above fraction, shall be the portion transferred to the Certegy Savings Plan. With respect to components (1) and (2), cash shall be transferred in lieu of a fractional share.

4.02  Non-Employer Stock Fund Procedures

      (a)  Application of Procedures

      Whenever Equifax or Certegy (the "Selling Party") desires to sell or otherwise dispose of any or all of the shares of stock of the other party (the "Notice Party") in their respective Non-Employer Stock Funds, the Selling Party shall follow the procedures for selling or otherwise disposing of such stock, and the Notice Party shall be entitled to advance notice and a right of first refusal to purchase such stock all as provided in this section.

      (b) Right of First Refusal and Notice Procedures

      When the Selling Party desires to sell or otherwise dispose of any or all of the shares of stock in their Non-Employer Stock Fund, the Selling Party shall first offer such stock for sale to the Notice Party by delivering to the Notice Party's Chief Financial Officer, or his or her designee, a written offer of such shares of stock for sale to the Notice Party. The offer for sale to the Notice Party shall designate the total number of shares of stock desired to be sold (the "Offered Shares") and any special terms of sale, if the Offered Shares will not be sold on the market.

      (c) Procedures After Notice is Given

      The Notice Party shall within 30 days after receipt of notice advise the Selling Party in writing whether it desires to purchase the Offered Shares, and the terms upon which such purchase would be consummated. Failure to so notify the Selling Party shall be deemed a rejection of the offer, and the Selling Party after the close of the 30-day period may sell or otherwise dispose of the Offered Shares in its sole discretion. In the event that the Notice Party advises the Selling Party of its acceptance of the offer for sale, such acceptance shall specify a purchase date (the "Purchase Date") that is not less than ten nor more than 30 days after the date of such acceptance, and on which the New York Stock Exchange is scheduled to be open for trading. The purchase price paid for the Offered Shares and the terms and conditions of the payment shall be negotiated and agreed upon between the Selling Party and the Notice Party before the Purchase Date. If the Selling Party and the Notice Party have not agreed upon the price and the terms and conditions for payment by the Purchase Date, the Notice Party shall have the right to purchase all of the Offered Shares for cash immediately following the close of the New York Stock Exchange on the Purchase Date, at a price per Offered Share equal to its closing price on the New York Stock Exchange (but with any adjustment for the size of the block that is necessary, in the judgment of the valuation expert designated by Equifax and Certegy for this purpose, to accomplish the sale at fair market value). If the Notice Party does not purchase and pay for all of the Offered Shares on the Purchase Date, it shall be deemed to have completely rejected the offer and all of the Offered Shares may be sold or otherwise disposed of by the Selling Party in its sole discretion.

                      Article V  Health and Welfare Plans

5.01  Assumption of Health and Welfare Plan Liabilities

      (a)  Assumption by Certegy

      Immediately after the Distribution Date, all Liabilities for or relating to Transferred Individuals under the Equifax Health and Welfare Plans and all Liabilities relating to the Equifax Severance Pay Plan specified in Section 5.11(b), shall cease to be Liabilities of Equifax or the Equifax Health and Welfare Plans and shall be assumed by Certegy and the corresponding Certegy Health and Welfare Plans. Thus, Certegy and the Certegy Health and Welfare Plans shall be responsible for all Liabilities that pertain to Transferred Individuals regardless of when incurred, including all reported claims that are unpaid, all incurred but not reported claims as of the Close of the Distribution Date, and all claims incurred after the Close of the Distribution Date that pertain to Transferred Individuals under the Equifax Health and Welfare Plans and the Certegy Health and Welfare Plans. Certegy shall be required to make all payments due or payable to Transferred Individuals under the appropriate Certegy Health and Welfare Plans for the period beginning Immediately after the Distribution Date, including all reported claims that are unpaid and all incurred but not reported claims as of the Close of the Distribution Date. All treatments which have been pre-certified for or are being provided on an on-going basis to a Transferred Individual under the Equifax Health and Welfare Plans as of the Close of the Distribution Date shall continue to be provided without interruption under the appropriate Certegy Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable plan rules and limitations, and Certegy and the Certegy Health and Welfare Plans shall be responsible for all Liabilities relating to, arising out of, or resulting from such pre-certified or on-going treatments as of the Close of the Distribution Date. Notwithstanding any of the foregoing in this Section 5.01, neither Certegy nor a Certegy Health and Welfare Plan shall assume any Liability with respect to: (i) a claim incurred on or prior to the Close of the Distribution Date for which Equifax or an Equifax Health and Welfare Plan has insurance coverage, and
(ii) benefit claims for which Equifax is responsible under Section 5.07. Furthermore, except to the extent related to claims referenced in the prior sentence, Equifax shall pay to Certegy any prescription drug rebates received by Equifax under the Equifax Major Medical Plan relating to claims incurred for Transferred Individuals in respect of periods beginning Immediately after the Distribution Date.

      (b) Certain Audit Procedures with Respect to Health and Welfare Plans

      At periodic intervals beginning Immediately after the Distribution Date, Equifax and Certegy shall examine their respective payments and receipts for health and welfare coverages to ascertain whether Equifax has mistakenly made or received payments for coverages with respect to Transferred Individuals and whether Certegy has mistakenly made or received payments for coverages with respect to participants and beneficiaries in the Equifax Health and Welfare Plans (other than Transferred Individuals). If any such mistaken payments have been made or received by Equifax or Certegy, such mistaken payments and receipts shall first be netted against each other by Equifax and Certegy and thereafter such net payments or net receipts shall be further netted against the other party's net payments or net receipts. The party with the remaining amount of mistaken payments shall transfer such amount in cash to the other party at such time or times as agreed upon by Equifax and Certegy, but not less than semi-annually. Furthermore, at periodic intervals beginning Immediately after the Distribution Date, Equifax and Certegy shall examine the payment of benefits and claims, and reimbursements for expenses, by their respective Health and Welfare Plans to ascertain whether any Equifax Health and Welfare Plan has mistakenly paid claims or benefits, or reimbursed expenses, with respect to Transferred Individuals and whether any Certegy Health and Welfare Plan has mistakenly paid claims or benefits, or reimbursed expenses, with respect to participants and beneficiaries in the Equifax Health and Welfare Plans (other than Transferred Individuals). If any such mistaken payments or reimbursements have been made by any Equifax or Certegy Health and Welfare Plan, such mistaken payments and reimbursements shall be netted against the other corresponding Health and Welfare Plan's mistaken payments and reimbursements. The Health and Welfare Plan with the remaining amount of mistaken payments and reimbursements shall transfer such amount in cash to the other party's corresponding Health and Welfare Plan at such time or times as agreed upon by Equifax and Certegy, but not less than semi-annually.

5.02  Establishment of Certegy VEBA

      On or before the Distribution Date, Certegy shall establish, or cause to be established, the Certegy VEBA, which shall constitute a voluntary employees' beneficiary association under Code (S) 501(c)(9) that is exempt from the imposition of federal income tax under Code (S) 501(a). The Certegy VEBA shall be established to provide funding for benefits that are permissible under Code
(S) 501(c)(9), and in particular those benefits which Equifax funded through the VEBA as of the Distribution Date. Nothing in this Section 5.02 shall restrict the right of Certegy to discontinue providing any benefit or to discontinue funding any benefit through the VEBA after the Distribution Date.

5.03  VEBA Asset Transfers

      (a) Aggregate Amount to be Transferred

      Equifax shall transfer at the times enumerated in Section 5.03(b) from the Equifax VEBA to the Certegy VEBA an aggregate amount (the "VEBA Transfer Amount") equal to the sum of (i) the amount of the incurred but unpaid claims for which the Certegy VEBA is liable as of the Close of the Distribution Date, plus (ii) if the Equifax VEBA contains assets in excess of the amount necessary both to make such transfer (as described in the preceding clause (i)) and to establish a reserve for the incurred but unpaid claims for which the Equifax VEBA is liable Immediately after the Distribution Date (the "Excess Assets"), a portion of the Excess Assets, determined in the discretion of Equifax. For the above purpose, the Equifax VEBA's Liabilities will be determined by Equifax in accordance with the procedure it uses, as of the Close of Distribution Date, to predict outstanding VEBA Liabilities on an ongoing basis.

      (b) Timing of Asset Transfers / Interim Period

      Not later than as soon as practicable after the Distribution Date, Equifax will transfer from the Equifax VEBA to the Certegy VEBA a nominal amount of assets, provided that such transfer is necessary to initially fund the Certegy
        --------
VEBA (the "Initial VEBA Transfer"). After December 31, 2001 and on a date mutually acceptable to both Equifax and Certegy, Equifax shall transfer the VEBA Transfer Amount from the Equifax VEBA to the Certegy VEBA, (i) reduced by the amount of the Initial VEBA Transfer and claims that were paid on behalf of Transferred Individuals by the Equifax VEBA during the period beginning Immediately after the Distribution Date and that is expected to end on December 31, 2001, and (ii) adjusted by Equifax for actual investment gains and losses experienced in the Equifax VEBA, allocable expenses, data corrections, enhancements and computational refinements from Immediately after the Distribution Date to the date of the transfer. Before performing the above transfer, Equifax and Certegy shall examine the payment of claims by the Equifax VEBA so that retrospective identification can be made of the particular claims that were paid by the Equifax VEBA on behalf of Transferred Individuals. If this identification reflects that the Equifax VEBA has already made payments on behalf of the Certegy VEBA in excess of the amount to be transferred, then as soon as practicable the Certegy VEBA shall return such excess to the Equifax VEBA, adjusted by Certegy for actual investment gains and losses experienced by the Certegy VEBA, allocable expenses, data corrections, enhancements and computational refinements.

5.04  Contributions to, Investments of, and Distributions from VEBAs

      Equifax shall have sole authority to direct the trustee of the Equifax VEBA, as to the timing and manner of any contributions to the Equifax VEBA, the investment of any trust assets, and the distributions and/or transfers of trust assets, in accordance with applicable law to Equifax, Certegy, any Participating Company in the trust, any paying agent, any successor trustee, or any other Person. Certegy shall have sole authority to direct the trustee of the Certegy VEBA, as to the timing and manner of any contributions to the Certegy VEBA, the investment of any trust assets, and the distributions and/or transfers of trust assets, in accordance with applicable law to Certegy, Equifax, any Participating Company in the trust, any paying agent, any successor trustee, or any other Person.

5.05  Vendor Contracts

      (a) ASO Contracts, Group Insurance Policies, HMO Agreements, and Letters of Understanding

           (1) Before the Distribution Date, Equifax shall, in its sole discretion, take such steps as are necessary under each ASO Contract, Group Insurance Policy, HMO Agreement, letter of understanding, and arrangement in existence as of the date of this Agreement to permit Certegy to participate in the terms and conditions of such ASO Contract, Group Insurance Policy, HMO Agreement, letter of understanding, or arrangement from Immediately after the Distribution Date through December 31, 2002. Alternatively, Equifax shall take such steps as are necessary to arrange for an ASO Contract, Group Insurance Policy, HMO Agreement, letter of understanding, or arrangement covering Certegy that mirrors substantively that covering Equifax. This mirror arrangement shall apply for all or a portion of such period, as necessary under the circumstances. Equifax, in its sole discretion, may cause one or more of its ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understanding, and arrangements into which Equifax enters after the date of this Agreement to allow Certegy to participate in the terms and conditions thereof. Nothing contained in this Section 5.05(a) shall preclude Equifax from choosing to enter into ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understandings, or other arrangements with new or different vendors. Furthermore, nothing contained in this paragraph (1) shall require Equifax to use more than its reasonable best efforts in complying with the provisions of the first and second sentence of this paragraph (1).

           (2) Equifax shall have the right to determine, and shall promptly notify Certegy of, the manner in which Certegy's participation in the terms and conditions of ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understanding and arrangements as set forth above shall be effectuated; provided, however, Equifax
                                                      --------  -------
shall use its best efforts to accommodate any reasonable needs communicated to Equifax by Certegy that relate thereto. Such terms and conditions shall include the financial and termination provisions, performance standards, methodologies, auditing policies, quality measures, reporting requirements, and target claims. Certegy hereby authorizes Equifax to act on its behalf to extend to Certegy the terms and conditions of the ASO Contracts, Group Insurance Policies, HMO Agreements, and letters of understanding and arrangements. Certegy shall fully cooperate with Equifax in such efforts, and, for periods through December 31, 2002, Certegy shall not perform any act or fail to take any action that would prejudice Equifax's efforts and financial arrangements under the Health and Welfare Plans (other than taking reasonable steps to enter into replacement ASO Contracts, Group Insurance Policies, HMO Agreements, and letters of understanding and arrangements for periods after December 31, 2002, which steps shall not commence publicly prior to January 1, 2002).

      (b)  Payment and Effect of Change in Rates

      Equifax and Certegy shall use their reasonable best efforts to cause each of the insurance companies, HMOs, paid provider organizations and third-party administrators providing services and benefits under the Equifax Health and Welfare Plans and the Certegy Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in the Equifax Health and Welfare Plans and the Certegy Health and Welfare Plans, from the Close of the Distribution Date through December 31, 2001, separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of Equifax and Certegy, respectively. To the extent they are not successful in such efforts, Equifax and Certegy shall each bear the revised premium or administrative rates for health and welfare benefits attributable to the individuals covered by their respective Health and Welfare Plans. The assistance that Equifax shall provide Certegy pursuant to this subsection (b) shall be provided subject to the terms and conditions of the Transition Support Agreement.

5.06  Equifax Short-Term Disability Plan

      Any final determination made or settlements entered into by Equifax with respect to claims incurred under the Equifax Short Term Disability Plan by Transferred Individuals prior to the Distribution Date shall be final and binding. Equifax shall transfer to Certegy, effective Immediately after the Distribution Date, and Certegy shall assume responsibility for (i) administering all claims incurred by Transferred Individuals before the Close of the Distribution Date that are administered by Equifax as of the Close of the Distribution Date, and (ii) all Liabilities under the Equifax Short Term Disability Plan to Transferred Individuals as of the Close of the Distribution Date, in the same manner, and using the same methods and procedures, as Equifax used in determining and paying such claims. Effective Immediately after the Distribution Date, Certegy shall have sole discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims, and shall be solely responsible for any costs, Liabilities or related expenses of any nature whatsoever related to such claims, payments or obligations.

5.07  Retiree Health and Life Insurance Benefits

      (a)  Establishment of Certegy Plan

      Effective Immediately after the Distribution Date, Certegy shall adopt or cause to be adopted a Certegy Plan or Plans that provide medical and life benefits to retirees. As of Immediately after the Distribution Date, the retiree health and life benefits under such plan or plans shall be substantially identical to the retiree health and life benefits that would have been provided under the Equifax Plan or Plans to similarly situated retirees immediately prior to the Close of the Distribution Date. Thereafter, nothing in this Agreement shall restrict the right of Certegy to amend or terminate benefits for retirees. In addition, nothing in this Agreement shall restrict the right of Equifax to amend or terminate, at any time, benefits for retirees.

      (b) Equifax Retiree Health and Life Benefits

      In the case of any former employee of the Equifax Group described in clauses (i), (ii) or (iii) of the second sentence of Section 1.01(vv)(2), Equifax will retain the Liability related to such individual's retiree health and life benefits. In addition, any Transferred Individual who (i) is eligible for retirement under the Equifax Pension Plan as of the Close of Distribution Date or (ii) becomes eligible for retirement from Certegy by December 31, 2002 (under the terms of the Certegy Pension Plan in effect Immediately after the Distribution Date) shall be eligible for retiree health and life benefits from Equifax.

5.08  COBRA and HIPAA

      Effectively Immediately after the Distribution Date, Certegy or a member of the Certegy Group shall be responsible for administering compliance and providing coverage in accordance with the health care continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the portability requirements (including the requirements for issuance of certificates of creditable coverage) under the Health Insurance Portability and Accountability Act of 1996 with respect to all Transferred Individuals and other employees and former employees of Certegy or a member of the Certegy Group and any beneficiaries and dependents thereof who experience a COBRA qualifying event or loss of coverage under the Certegy Health and Welfare Plans after the Close of the Distribution Date. Effective Immediately after the Distribution Date, Certegy or a member of the Certegy Group shall be responsible for filing all necessary employee change notices with respect to these persons identified in the previous sentence in accordance with applicable law.

5.09  Leave of Absence Programs

      Effective Immediately after the Distribution Date, Certegy or a member of the Certegy Group shall assume sole responsibility for the administration and compliance of all leaves of absences and related programs (including compliance with the Family and Medical Leave Act of 1993, as amended) affecting Transferred Individuals.

5.10  Post-Distribution  Transitional Arrangements

      (a)  Continuance of Elections, Co-Payments, and Maximum Benefits

           (1) Certegy shall cause the Certegy Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Transferred Individuals under the Equifax Health and Welfare Plans, as such elections were last in effect during the period immediately prior to the Distribution Date, and shall apply such elections under the Certegy Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable (subject to applicable election change rights). Equifax shall cause the claims administrator for the Equifax Health and Welfare Plans to transfer to the claims administrator for the Certegy Health and Welfare Plan all data necessary to maintain such coverage and elections.

           (2) Certegy shall cause the Certegy Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to such expenses which have been incurred by Transferred Individuals under the Equifax Health and Welfare Plans for the remainder of the benefit limit year in which the Distribution occurs, and (B) all benefits paid to Transferred Individuals under the Equifax Health and Welfare Plans, during and prior to the benefit limit year in which the Distribution occurs, for purposes of determining when such persons have reached their maximum benefits under the Certegy Health and Welfare Plans.

           (3) Certegy shall recognize and cover under the Certegy Health and Welfare Plans all eligible employee populations covered by the Equifax Health and Welfare Plans (pertaining to Transferred Individuals) as of the Close of the Distribution Date (determined under the applicable Plan documents), including all categories of part-time employees (which are fully or partially eligible for employer contributions).

           (4) Certegy shall (A) provide coverage to Transferred Individuals under the Certegy Health and Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and elections made by Transferred Individuals in connection with their life insurance coverage under the Equifax Health and Welfare Plans and any predecessor plans.

      (b)  Administration

           (1) Coordination of Benefits for Spouses and Dependents

      Effective as of the earlier of the first January 1 or the first applicable change in status (as defined under the Certegy Health and Welfare Plans) that occurs after the Distribution Date, Certegy shall cause the Certegy Health and Welfare Plans to permit eligible Transferred Individuals to cover their lawful spouses as dependents if such lawful spouses are active or retired Equifax employees (but were not otherwise covered as a dependent under the Equifax Health and Welfare Plans or other Equifax Plans due to their previous status as both employee and dependent of an Equifax employee). As of the earlier of the first January 1 or the first applicable status change (as defined under the Certegy Health and Welfare Plans) that occurs Immediately after the Distribution Date, Equifax shall cause the Equifax Health and Welfare

Plans to permit eligible Equifax employees to cover their lawful spouses as dependents if such lawful spouses are active or retired Certegy employees. All benefits provided under any such Health and Welfare Plans to a lawful spouse or dependent of the other company's employees shall be coordinated pursuant to the terms and conditions of the applicable Equifax and Certegy Plans.

           (2) Health Care Financing Administration Data Match

      Effective Immediately after the Distribution Date, Certegy shall assume all Liabilities relating to, arising out of or resulting from claims verified by Equifax or Certegy under the Health Care Financing Administration data match reports that relate to Transferred Individuals. Certegy and Equifax shall share all information necessary to verify Health Care Financing Administration data match reports regarding Transferred Individuals. Certegy shall not change any employee identification numbers assigned by Equifax without notifying Equifax of the change and the new Employee Identification Number.

      (c)  Equifax Reimbursement Plans

      To the extent any Transferred Individual contributed to an account under the Equifax Reimbursement Plans during the calendar year that includes the Distribution Date, effective Immediately after the Distribution Date, Certegy shall recognize any such Transferred Individual's account balance, determined as of the Close of the Distribution Date, and Certegy shall thereafter be solely responsible for making any and all payments relative to such account balance of the Transferred Individual for all claims during such calendar year under the applicable Certegy Reimbursement Plan. As soon as practicable after the Distribution Date, Equifax shall calculate as of the Close of the Distribution Date the aggregate net balance in the accounts of Transferred Individuals under the Equifax Reimbursement Plans, expressed relative to the contributions received from such Transferred Individuals. If the contributions received from a Transferred Individual exceed the reimbursements made to or on behalf of such Transferred Individual, the Transferred Individual shall be deemed to have a positive account balance. In turn, if the contributions received from a Transferred Individual are less than the reimbursements made to or on behalf of such Transferred Individual, the Transferred Individual shall be deemed to have a negative account balance. If the aggregate net balance in the accounts of all such Transferred Participants is a positive number, then Equifax shall pay this amount in cash to Certegy as soon as practicable after the Distribution Date, and if the aggregate net balance in the accounts of all such Transferred Participants is a negative number, then Certegy shall pay this amount in cash to Equifax as soon as practicable after the Distribution Date.

5.11  Severance Pay Plan

      (a)  Transferred Individuals

      Effective Immediately after the Distribution Date, Certegy shall be responsible for all Liabilities relating to the Equifax Severance Pay Plan and all other severance programs and obligations, both written and unwritten, that may pertain to Transferred Individuals. Furthermore, Certegy shall be solely responsible for all Liabilities for Transferred Individuals in connection with each Individual Agreement. As of the date of this Agreement, Equifax has, to its best knowledge, provided Certegy with a copy of each Individual Agreement.

      (b) Additional Liability Assumed by Certegy

      Effective Immediately after the Distribution Date, Certegy shall also be responsible for all Liabilities relating to the Equifax Severance Pay Plan and all other severance programs and obligations (including Individual Agreements), both written and unwritten, that may pertain to any individual who, as of the Close of the Distribution Date, is receiving benefits under the Equifax Severance Pay Plan or any other severance program, obligation or agreement (including Individual Agreements) with Equifax and whose most recent active employment was with a member of the Certegy Group or an entity or affiliate related to the Certegy Business.

      Any final determination made or settlements entered into by Equifax with respect to the Equifax Severance Pay Plan and all other severance programs and obligations relating to individuals described in this subsection (b) prior to the Distribution Date shall be final and binding. Effective Immediately after the Distribution Date, Certegy shall have sole discretionary authority to make any necessary determinations with respect to the payment of severance benefits, including entering into settlements with respect to such benefits, and shall be solely responsible for any costs, Liabilities or related expenses of any nature whatsoever related thereto.

5.12  Application of Article V to the Certegy Group

      Any reference in this Article V to "Certegy" shall include a reference to another member of the Certegy Group when and to the extent Certegy has caused the other member of the Certegy Group to (a) become a party to an ASO Contract, Group Insurance Policy, HMO Agreement, letter of understanding or arrangement associated with a Certegy Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more Certegy Health and Welfare Plans, (c) assume all or a portion of the Liabilities or the administrative responsibilities with respect to benefits which arose before the Close of the Distribution Date under a Equifax Health and Welfare Plan and which were expressly assumed by Certegy pursuant to this Agreement, or (d) take any other action, extend any coverage, assume any other Liability or fulfill any other responsibility that Certegy would otherwise be required to take under the terms of this Article V, unless it is clear from the context that the particular reference is not intended to include another member of the Certegy Group. In all such instances in which a reference in this Article V to "Certegy" includes a reference to another member of the Certegy Group, Certegy shall be responsible to Equifax for ensuring that the other member of the Certegy Group complies with the applicable terms of this Agreement and that the Transferred Individuals employed by such member of the Certegy Group shall have the same rights and entitlements to benefits under the applicable Certegy Health and Welfare Plans that the Transferred Individual would have had, if he or she had instead been employed by Certegy.

                        Article VI   Executive Programs

6.01  Assumption of Obligations

      Consistent with the principles set forth in Article II and except as otherwise provided herein, effective Immediately after the Distribution Date, the Certegy Group shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under all Equifax Executive Programs. Certegy shall be solely responsible for all such Liabilities, notwithstanding any failure by Certegy to complete its obligations under this Article.

6.02  Short-Term Incentive Awards

      With respect to short-term incentive Awards that would otherwise be payable under an Equifax Plan to Transferred Individuals and that are based in whole or in part on the performance of Equifax for the 2001 performance year ("Equifax-Based Awards"), effective immediately prior to the Distribution a determination shall be made by Equifax of the extent to which the Equifax-Based Awards have been earned for the 2001 performance year as of such date and no further amounts shall be earned by Transferred Individuals after such date. The amounts earned (if any) under the Equifax-Based Awards as of the Close of the Distribution Date shall be payable to Transferred Individuals after December 31, 2001 in accordance with the usual terms of the Equifax Plan; provided, that the Transferred Individual must be employed by Certegy on December 31, 2001. With respect to short-term incentive Awards that would otherwise be payable under an Equifax Plan to Transferred Individuals whose Award is based solely on the performance of the Certegy Business for the 2001 performance year, such Awards shall be paid by Certegy in accordance with the terms of the Equifax Plan under which they were granted. Certegy shall be solely responsible for paying all Awards pursuant to this section and shall pay such Awards in cash or options to acquire Certegy Common Stock as elected by the Transferred Individual. Effective Immediately after the Distribution Date, Certegy shall make new short-term incentive Awards under a Plan established pursuant to Section 2.03 for Transferred Individuals who have Equifax-Based Awards for the period beginning Immediately after the Distribution Date through December 31, 2001. Certegy shall establish Award levels, performance criteria and payment terms for such Awards which shall be consistent with the past practices of Equifax with respect to such Awards. Certegy shall be solely responsible for paying all such Awards.

6.03  Long-Term Incentive Plan

      (a)  Plan 19 (1999-2001)

      Equifax will take the actions required, including any necessary plan amendment, to provide that all Transferred Individuals who are participants in Plan 19 (1999-2001) of the Equifax Inc. Performance Share Plan for Officers on the Distribution Date shall be treated as if their employment with Certegy counted as employment by Equifax pursuant to the provisions of such Plan. The effect of this treatment shall be that each such Transferred Individual shall receive the payment he or she would have been ultimately entitled to receive under "Plan 19" of said Plan at the expiration of the performance period of the outstanding Awards, provided the Transferred Individual remains employed by Certegy through December 31, 2001 and the other terms and conditions of the Performance Share Plan are satisfied. The payments shall be made in cash, in accordance with the terms of the Performance Share Plan at the conclusion of the Plan 19 performance period. Equifax shall be solely responsible for the payments of all amounts pursuant to this subsection
(a). The performance goals for Plan 19, for awards previously granted but not yet earned, will be adjusted as appropriate to reflect the Distribution.

      (b)  Plan 20 (2000-2002) and 2001 Awards

      The outstanding Awards to Transferred Individuals under Plan 20 (2000-
2002) of the Plan shall be replaced by Awards to such Transferred Individuals under the Certegy Key Management Long-Term Incentive Plan for a performance period ending on December 31, 2002. The Award levels and performance criteria for the Awards shall be designed to allow the Transferred Individuals to earn amounts similar to what they could have received under Plan 20. No Awards shall be made to Transferred Individuals under the Equifax Inc Key Management Long-Term Incentive Plan for the performance period starting in 2001.

6.04  Stock Incentive Plan

      The treatment of outstanding Awards described in this Section 6.04 shall apply to Transferred Individuals, including Transferred Individuals who are compensated under a payroll which is administered outside the 50 United States, its territories and possessions, and the District of Columbia; provided,
                                                               --------
however, if such treatment is not legally permitted, or results in adverse
-------
consequences for Equifax, any of its affiliates or the Transferred Individual, as determined by Equifax in its sole discretion, Equifax may determine, in its sole discretion, a different treatment.

      (a)  Stock Options

      Effective Immediately after the Distribution Date, each Award or grant consisting of an option, regardless of the date of the grant, under an Equifax Stock Incentive Plan that is outstanding as of the Close of the Distribution Date for all Transferred Individuals shall be converted to options for Certegy Common Stock with the same material terms and conditions under the Certegy Stock Incentive Plan, and shall be transferred to the recordkeeper of the Certegy Stock Incentive Plan. As soon as practicable after the Distribution Date, the number of options and the exercise price for such options converted to options for Certegy Common Stock shall be determined in accordance with the Conversion Formula. Such converted Certegy stock option grants shall continue to vest and become exercisable under the Certegy Stock Incentive Plan in accordance with the terms of the original grant under the Equifax Stock Incentive Plan. Certegy shall be the obligor with respect to such options and shall be solely responsible for all stock option grants and payments under the Certegy Stock Incentive Plan, with respect to, but not limited to, recordkeeping, administrative costs and fees, payroll taxes, plan maintenance, option exercise and related tax filings. Certegy shall, as soon as practicable after the Distribution Date provide Transferred Individuals with an agreement or notice relating to the Transferred Individual's options under the Certegy Stock Incentive Plan.

      (b) Transferred Individuals Who are Not Active Employees of Certegy

      Each outstanding Award or grant under the Equifax Stock Incentive Plan that is held by a Transferred Individual who, as of the Close of the Distribution Date, is not an active employee of, or on leave of absence from and expected to return to employment with, the Certegy Group shall not be converted to a Certegy option and shall remain outstanding Immediately after the Distribution Date in accordance with its terms as applicable as of the Close of the Distribution Date, subject to such adjustments as may be applicable to outstanding Awards held by individuals who remain active employees of, or on leave of absence from, the Equifax Group after the Distribution Date.

6.05  Deferred Compensation Plan

      Effective Immediately after the Distribution Date, Certegy shall establish the Certegy Deferred Compensation Plan and the amounts credited to the accounts of Transferred Individuals under the Equifax Deferred Compensation Plan shall be transferred to the Certegy Plan. The Transferred Individuals' termination of employment with the Equifax Group as a result of the Distribution shall not constitute a termination of employment for purposes of the Certegy Plan.
Nothing herein shall restrict Equifax's or Certegy's rights to amend or terminate their respective Plans in the future.

6.06  Executive Life and Supplemental Retirement Benefit Plan

      (a)  Plan Agreements

      Equifax hereby assigns to Certegy, Equifax's right, title and interest in, to and from any and all policies, agreements or documents that relate to Transferred Individuals under the Equifax Executive Life Plan, including the split-dollar life insurance agreements and the collateral assignments, effective Immediately after the Distribution Date. To the extent necessary to perfect the above assignment, Equifax shall enter into such agreements and execute such documents as may be necessary (i) for Certegy to fulfill any obligations of Equifax relating to the Equifax Executive Life Plan to any insurance company, agent or broker and the Transferred Individuals, and (ii) for Certegy to succeed to Equifax's above-referenced rights. To the extent necessary to perfect the assignment of the collateral assignments and the split-dollar life insurance agreements, Equifax may execute any agreements or documents reflecting the assignment to Certegy of its right, title and interest in, to and from the policies, collateral assignments and split-dollar life insurance agreements of Transferred Individuals. Effective Immediately after the Distribution Date, Certegy shall assume and be solely responsible for all Liabilities and shall be entitled to all benefits of Equifax under the Equifax Executive Life Plan relating to Transferred Individuals.

      (b)  Executive Life Trust

      Equifax shall amend the Equifax Executive Life Trust to require the trustee to waive its rights to the distribution of Certegy Common Stock otherwise payable with respect to the Equifax stock held in the Equifax Executive Life Trust. Effective Immediately after the Distribution Date, Certegy shall establish the Certegy Executive Life Trust which shall be substantially identical in all Material Features to the Equifax Executive Life Trust, provided that Certegy is not required to fund the Certegy Executive Life Trust.

6.07  Global Stock Purchase Plan Loan Program

      Effective Immediately after the Distribution Date, Equifax shall assign and transfer to Certegy the outstanding loans, and any related security arrangements, relating to Transferred Individuals under the Equifax Global Stock Purchase Plan Loan Program. Certegy agrees to assume the Liability and be solely responsible for the ongoing administration of such loans.

6.08  Change In Control Agreements

      Effective Immediately after the Distribution Date, Certegy shall enter into change in control agreements with the Transferred Individuals listed in Appendix D which are substantially identical in all Material Features to the corresponding Equifax change in control agreements. Certegy shall be solely responsibly for all Liabilities related to the Certegy change in control agreements with the Transferred Individuals.

6.09  Restricted Stock

      Effective Immediately after the Distribution Date, Transferred Individuals who hold shares of Equifax restricted stock will receive the dividend of Certegy Common Stock and such shares will be subject to the same restrictions as the Equifax common stock (counting employment with Certegy as employment with Equifax). In addition, Transferred Individuals may elect to convert their Equifax restricted stock into shares of Certegy Common Stock in accordance with the Conversion Formula.

6.10  Waiver of Dividend Relating to Certain Trusts

      Prior to the Close of the Distribution Date, Equifax shall cause the appropriate parties responsible for the investment of the assets of the Executive Life Trust, the Equifax Stock Benefits Trust and all other rabbi trusts established by Equifax to waive their receipt of the dividend of Certegy Common Stock to be received as a result of the Distribution.

6.11  Automobile Program

      As of the Close of the Distribution Date, Certegy shall assume all of Equifax's Liabilities and obligations with respect to the motor vehicles leased by Equifax for Transferred Individuals pursuant to lease agreements under any Equifax Executive automobile program.

                              Article VII  General

7.01  Payment of and Accounting Treatment for Expenses and Balance Sheet Amounts

      (a)  Expenses

      All expenses (and the accounting treatment related thereto) through the Close of the Distribution Date regarding matters addressed herein shall be handled and administered by Equifax and Certegy in accordance with past Equifax accounting and financial practices and procedures pertaining to such matters.
To the extent expenses that pertain to Transferred Individuals are unpaid as of the Close of the Distribution Date, Certegy or any member of the Certegy Group shall be solely responsible for such payment, without regard to any accounting treatment to be accorded such expense by Equifax or Certegy on their respective books and records. The accounting treatment to be accorded all expenses incurred prior to the Distribution Date, whether such expenses are paid by Equifax or Certegy, shall be determined by Equifax in its sole discretion.

      (b)  Balance Sheet Amounts

      Certegy shall assume any and all balance sheet liability that relates to any Liability assumed by it under this Agreement as of the Close of the Distribution Date or thereafter. The balance sheet liabilities to be assumed pursuant to this Section shall be determined by Equifax in its sole discretion consistent with past accounting practices, consistently applied.

7.02  Sharing of Participant Information

      Equifax and Certegy shall share, Equifax shall cause each applicable member of the Equifax Group to share, and Certegy shall cause each applicable member of the Certegy Group to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Equifax Plans and the Certegy Plans during the period Equifax and Certegy are coordinating with respect to vendor contracts under Section 5.05. Equifax and Certegy and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until the Close of the Distribution Date, all participant information shall be provided in the manner and medium applicable to Participating Companies in the Equifax Plans generally, and thereafter until December 31, 2002, all participant information shall be provided in a manner and medium that is compatible with the data processing systems of Equifax as in effect on the Close of the Distribution Date, unless otherwise agreed to by Equifax and Certegy.

7.03 Restrictions on Extension of Option Exercise Periods, Amendment or Modification of Option Terms and Conditions

      Certegy agrees that, without the prior written consent of Equifax, neither Certegy nor any of its affiliates or Subsidiaries shall take any action to extend the exercise period of or to provide for additional vesting with respect to any Certegy options, which were received pursuant to

Section 6.04 in replacement of Equifax options, for Transferred Individuals, including providing such Transferred Individuals with leaves of absences or special termination or severance arrangements.

7.04  Non-Solicitation of Employees/Others

      For the period through December 31, 2002, Certegy and its affiliates and Subsidiaries will not, without the prior written consent of Equifax, and Equifax and its affiliates and Subsidiaries will not, without the prior written consent of Certegy, whether directly or indirectly, solicit (in writing or orally) for employment or other services, whether as an employee, officer, director, agent, consultant, or independent contractor, any person who is or was at the time of such solicitation an employee, agent, consultant, independent contractor, representative, officer, or director of the other party; provided, however, that
                                                         --------  -------
this covenant shall not apply in cases where such solicitation occurs more than 30 days after the individual to be solicited has had his employment or other service relationship with the other party terminated by the employer.

7.05  Reporting and Disclosure and Communications to Participants

      While Certegy is a Participating Company in the Equifax Plans, Certegy shall take, and shall cause each other applicable member of the Certegy Group to take, all actions necessary or appropriate to facilitate the distribution of all Equifax Plan-related communications and materials to employees, participants and beneficiaries, including summary plan descriptions and related summaries of material modification, summary annual reports, investment information, prospectuses, notices and enrollment materials for the Certegy Plans. Certegy shall assist, and Certegy shall cause each other applicable member of the Certegy Group to assist, Equifax in complying with all reporting and disclosure requirements of ERISA for plan years ending on or before December 31, 2002, including the preparation of Form 5500 annual reports for the Equifax Plans, where applicable.

7.06  Plan Audits

      (a)  Audit Rights with Respect to the Allocation or Transfer of Plan
Assets

      The allocation of Pension Plan assets and liabilities pursuant to Section
3.02 and the transfer of assets from Equifax's VEBA pursuant to Section 5.03, shall, at the election of Certegy, be audited on behalf of both Equifax and Certegy by an actuarial and benefit consulting firm mutually selected by the parties; provided, however, that no audit shall be permitted after the date of
         --------  -------
the Bulk Asset Transfer, in the case of the Pension Plans, or the actual transfer of assets, in the case of the Equifax VEBA. The scope of such audit shall be limited to the accuracy of the data and the accuracy of the computation and adherence to the methodology specified in this Agreement and, except as set forth in the penultimate sentence of this Section 7.06(a), such audit shall not be binding on the parties. The actuarial and benefit consulting firm shall provide its report to both Equifax and Certegy. No other audit shall be conducted with respect to the allocation of Plan assets and no issue of any nature whatsoever may be raised by Certegy once the transfer of assets has been completed. Subject to the following two sentences, no transfer of assets shall occur unless and until Certegy agrees to the allocation of assets. To the extent such audit recommends a change to the value of assets allocated to a Certegy Plan of less than 5%, the original determination shall be binding on the parties and shall not be subject to the dispute resolution process provided in Section 7.17. To the extent such audit recommends such a change of 5% or more (a "Significant Allocation Change"), any unresolved dispute between the parties as to whether and how to make any change in response to such recommendation shall be subject to the dispute resolution process provided in Section 7.17. Certegy shall pay or shall be responsible for the payment of the full costs of such audit; provided, however, that in the event
                                         --------  -------
such audit recommends a Significant Allocation Change and such recommendation is attributable to variances in actuarial assumptions or simplification or modification of the allocation calculated by Equifax, Equifax shall be responsible for the full costs of such audit.

      (b)  Audit Rights With Respect to Information Provided

           (1) Subject to Section 7.06(b)(2), each of Equifax and Certegy, and their duly authorized representatives, shall have the right to conduct audits at any time upon reasonable prior notice, at their own expense, with respect to all information provided to it or to any Plan recordkeeper or third-party administrator by the other party. Subject to Sections 7.06(a) and 7.06(b)(2), the party conducting the audit shall have the sole discretion to determine the procedures and guidelines for conducting audits and the selection of audit representatives. The auditing party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Distribution Agreement, which are incorporated by reference herein. The party being audited shall provide the auditing party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

           (2) The auditing party's audit rights under this Section 7.06(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, of any Subsidiaries and affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the auditing party, provide an individual (at the auditing party's expense) to supervise any audit of any Non-party. The auditing party shall be responsible for supplying, at its expense, additional personnel sufficient to complete the audit in a reasonably timely manner.

      (c)  Audits Regarding Vendor Contracts

      From Immediately after the Distribution Date through December 31, 2002, Equifax and Certegy and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Equifax Health and Welfare Plans and the Certegy Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Equifax and Certegy shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this Section 7.06(c) and the manner in which costs incurred in connection with such audits will be shared.

      (d)  Audit Assistance

      To the extent that either Equifax or Certegy is required to respond to any Governmental Authority, vendor or recordkeeper audit, or otherwise conducts an audit with respect to any provision or obligation of the other party under this Agreement, Equifax or Certegy, whichever is applicable, shall be required to fully cooperate with the audit, including providing such records and data as may be necessary to respond to any document or data request that may arise by reason of such audit. The party being audited shall provide the auditing party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. To the extent the results of an audit result in any correction to the Liabilities involving any Transferred Individuals, Certegy shall be solely responsible for all such costs and expenses associated with such Liabilities and any related corrections.

7.07  Beneficiary Designations/Release of Information/Right to Reimbursement

      All beneficiary designations, authorizations for the release of information and rights to reimbursement made by or relating to Transferred Individuals under Equifax Plans shall be transferred to and be in full force and effect under the corresponding Certegy Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Transferred Individual.

7.08 Requests for Internal Revenue Service Rulings and United States Department of Labor Opinions and Satisfaction of Obligations Arising From Voluntary Compliance Programs

      (a)  Cooperation

      Certegy shall cooperate fully with Equifax on any issue relating to the transactions contemplated by this Agreement for which Equifax elects to seek a determination letter or private letter ruling from the Internal Revenue Service or an advisory opinion from the United States Department of Labor. Equifax shall cooperate fully with Certegy with respect to any request for a determination letter or private letter ruling from the Internal Revenue Service or advisory opinion from the United States Department of Labor with respect to any of the Certegy Plans relating to the transactions contemplated by this Agreement.

      (b)  Applications

      Equifax and Certegy shall make such applications to regulatory agencies, including the Internal Revenue Service and the United States Department of Labor, as may be necessary to ensure that any transfers of assets from the Equifax VEBA to the Certegy VEBA will neither (i) result in any adverse tax, legal or fiduciary consequences to Equifax and Certegy, the Equifax VEBA, the Certegy VEBA, any participant therein or beneficiaries thereof, any successor welfare benefit funds established by or on behalf of Certegy, or the trustees of such trusts, nor (ii) contravene any statute, regulation or technical pronouncement issued by any regulatory agency. Before the Close of the Distribution Date, Certegy shall prepare all forms required to obtain favorable determination letters from the Internal Revenue Service with respect to the tax-exempt status of the Certegy VEBA. Certegy and Equifax agree to cooperate with each other to fulfill any filing and/or regulatory reporting obligations with respect to such transfers.

7.09  Fiduciary and Related Matters

      The parties acknowledge that Equifax will not be a fiduciary with respect to the Certegy Plans and that Certegy will not be a fiduciary with respect to the Equifax Plans. The parties also acknowledge that neither party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate any applicable fiduciary duties or standards of conduct under ERISA or other applicable law. Notwithstanding any other provision in this Agreement, the parties may take such actions as necessary or appropriate to effectuate the terms and provisions of this Agreement.

7.10  No Third-Party Beneficiaries; Non-Termination of Employment

      This Agreement is not intended and shall not be construed as to confer upon any Person other than the parties hereto any rights or remedies hereunder. No provision of this Agreement or the Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Transferred Individual or other future, present, or former employee of the Equifax Group or the Certegy Group under any Equifax Plan or Certegy Plan or otherwise. Without limiting the generality of the foregoing, except as expressly provided in this Agreement: (i) neither the Distribution nor the termination of the Participating Company status of a member of the Certegy Group shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the Equifax Plans, any of the Certegy Plans, or any of the Individual Agreements; and (ii) nothing in this Agreement other than those provisions specifically set forth herein to the contrary shall preclude Certegy, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Certegy Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Certegy Plan.

7.11  Collective Bargaining

      To the extent any provision of this Agreement is contrary to the provisions of any applicable collective bargaining agreement to which Equifax or any affiliate of Equifax is a party, the terms of such collective bargaining agreement shall prevail. Should any provision of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, Equifax or Certegy may be obligated to bargain with the union representing affected employees concerning those subjects. In the event a force surplus affecting members of a bargaining unit in both the Equifax Group (on the one hand) and the Certegy Group (on the other hand) directly results, due to the provisions of such a collective bargaining agreement, in an employee involuntarily leaving the payroll of the party not declaring the surplus, then the party declaring the surplus shall bear the cost of any severance payable to such employee.

7.12  Consent of Third Parties

      If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Equifax and Certegy shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Equifax and Certegy shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used in this Agreement shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

7.13  Foreign Plans

      The treatment of Foreign Plans by Equifax and Certegy shall be set forth in Appendix C.

7.14  Effect If Distribution Does Not Occur

      If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur before or effective as of the Close of the Distribution Date, Immediately after the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Certegy and Equifax.

7.15  Relationship of Parties

      Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

7.16  Affiliates

      Each of Equifax and Certegy shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by members of the Equifax Group or members of the Certegy Group, respectively, where relevant.

7.17  Dispute Resolution

      Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled pursuant to the dispute resolution provisions described in the Distribution Agreement.

7.18  Indemnification

      Effective on the Distribution Date, Certegy and each member of the Certegy Group agree to jointly and severally indemnify and hold harmless Equifax and each member of the Equifax Group and each of their respective officers, directors, employees and agents and the Equifax Plans and any related trusts, including the Equifax Pension Trust and the trustees thereof, from and against any and all losses, Liabilities, claims, suits, damages, costs and expenses (including without limitation, reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any pending or seriously threatened litigation or claim) (collectively, "Indemnifiable Expenses") arising out of or related in any manner to Transferred Individuals, except for Indemnifiable Expenses arising solely out of a claim which is made by any Person (other than a Person who is a member of the Certegy or Equifax Group) and which is related solely to Equifax's exercise of its fiduciary responsibility for the investment of the assets of the Equifax Plans prior to the Distribution Date (or prior to the Pension Plan Spinoff Date for purposes of the Equifax Pension Plan and prior to the Savings Plan Transfer Date for purposes of the Equifax Savings Plan). In addition, effective on the Distribution Date, Equifax agrees to indemnify and hold harmless each member of the Certegy Group and each of their respective officers, directors, employees and agents and the Certegy Plans and any related trusts, including the Certegy Pension Trust and the trustees thereof, from and against any and all Indemnifiable Expenses arising solely out of a claim which is made by any Person (other than a Person who is a member of the Certegy or Equifax Groups) and which is related solely to Equifax's exercise of its fiduciary responsibility for the investment of the assets of the Equifax Plans prior to the Distribution Date (or prior to the Pension Plan Spinoff Date for purposes of the Equifax Pension Plan and prior to the Savings Plan Transfer Date for purposes of the Equifax Savings
Plan).

      If any action is brought or any claim is made against a party or person in respect of which indemnity may be sought pursuant to this Section 7.18 (the "Indemnitee"), the Indemnitee shall, within twenty (20) days after the receipt of information indicating that an action or claim is likely, notify in writing the party from whom indemnification is sought (the "Indemnitor") of the institution of the action or the making of the claim, and the Indemnitor shall have the right, and at the request of the Indemnitee, shall have the obligation, to assume the defense of the action or claim, including the employment of counsel. If the Indemnitor assumes the defense of the action or claim, the Indemnitor shall be entitled to settle the action or claim on behalf of the Indemnitee without the prior written consent of the Indemnitee, unless such settlement would, in addition to the payment of money, materially affect the ongoing business or employment of the Indemnitee.

      The Indemnitee shall have the right to interpret the provisions of its own Plans and to employ its own counsel, but the fees and expenses of that counsel shall be the responsibility of the Indemnitee unless: (i) the employment of that counsel shall have been authorized in writing by the Indemnitor in connection with the defense of the action or claim; (ii) the Indemnitor shall not have employed counsel to have charge of the defense of such action or claim; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct any different defense of the action or claim on behalf of the Indemnitee). The Indemnitee shall, in any event, be kept fully informed of the defense of any such action or claim. Except as expressly provided above, in the event that the Indemnitor shall not previously have assumed the defense of an action or claim, at such time as the Indemnitor does assume the defense of the action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in investigating, preparing or defending against such action or claim.

      Anything in this Section 7.18 to the contrary notwithstanding, the Indemnitor shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that if after due
                                      --------  -------
notice the Indemnitor refuses to defend a claim or action, the Indemnitee shall have the right to defend and/or settle such action, and the Indemnitee shall not be precluded from making a claim against the Indemnitor for reasonable expenses and liabilities resulting from such defense and/or settlement in accordance with this Section 7.18.

      Notwithstanding the foregoing provisions of this Section 7.18, there may be particular actions or claims which reasonably could result in both parties being liable to the other under the indemnification provisions of this Agreement. In such events, the Parties shall endeavor, acting reasonably and in good faith, to agree upon a manner of conducting the defense and settlement of the action or claim with a view to minimizing the legal expenses and associated costs that might otherwise be incurred by the parties, such as, by way of illustration only, agreeing to use the same legal counsel.

      The indemnification provisions of this Section 7.18 shall not inure to the benefit of any third party. By way of illustration only, an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions, hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of these indemnification provisions.

7.19  W-2 Matters

      Pursuant to the alternative procedure set forth in Internal Revenue Service Rev. Proc. 96-60, Certegy will assume Equifax's obligations to furnish Forms W-2 to all Transferred Individuals for the year in which the Distribution Date occurs. Equifax will provide to Certegy the information not available to Certegy relating to periods ending on the Distribution Date necessary for Certegy to prepare and distribute Forms W-2 to Transferred Individuals for the year in which the Distribution Date occurs, which will include all remuneration earned by Transferred Individuals before the Distribution Date and Forms W-4 provided to Equifax by Transferred Individuals to the extent that Certegy is not already in possession of such information. Certegy shall prepare and distribute such forms. To the extent permitted by applicable law, in particular Code (S)(S) 3121(a)(1) and 3306(b)(1), Certegy shall be deemed a successor employer to Equifax with respect to Transferred Individuals for purposes of calculating the annual wage limitation to which state and federal payroll taxes apply.

7.20  Confidentiality

      Except as required by applicable law, for the purpose of satisfying any obligation under this Agreement or with the consent of the other party, neither Equifax nor Certegy shall disclose to any Person (other than members of the Equifax Group or the Certegy Group) any information (including, but not limited to, information regarding fees, expenses, assets, Liabilities and Plan terms) relating to the Equifax Plans, Certegy Plans or Transferred Individuals. Each of Equifax and Certegy shall be permitted to disclose such information within the Equifax Group and Certegy Group only to the extent reasonably necessary in the ordinary course of business.

7.21  Notices

      Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be given in accordance with the provisions for giving notice under the Distribution Agreement.

7.22  Interpretation

      Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Appendices hereto) and not to any particular provision of this Agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

7.23  Severability

      The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

7.24  Governing Law/Execution

      This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia without regard to the conflicts of law rules of such state, may not be assigned by either party without the prior written consent of the other, and shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assignees. This Agreement may not be amended or supplemented except by an agreement in writing signed by Equifax and Certegy. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same Agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.


EQUIFAX INC.



By:  ________________________
     Name:
     Title:



CERTEGY INC.



By:  ________________________
     Name:
     Title:

                     Appendix A  Certegy Executive Programs


Certegy Inc. 2001 Stock Incentive Plan
Certegy Inc. Key Management Long-Term Incentive Plan
Certegy Inc. Deferred Compensation Plan
Certegy Inc. Executive Life and Supplemental Retirement Benefit Plan Global Stock Purchase Plan Loan Program
Individual Agreements

     Including employment, separation, change in control and consulting agreements.

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                  Appendix B  Certegy Health and Welfare Plans



Health Plans (ERISA):

     Certegy Major Medical Plan (which includes medical, pre-65 post-retirement medical, dental, prescription drug, various HMOs and OSCs, vision, and employee assistance benefits).

     Certegy Retiree Medical Plan (post-65 medical)

Group Insurance Plans (ERISA):
     Certegy Group Basic Life and Supplemental Life Insurance Plan Certegy Accidental Death and Dismemberment Insurance Plan
     Certegy Group 24-Hour Business Travel Accident Plan

Disability Plans (ERISA):
     Certegy Long Term Disability Plan
     Certegy Short Term Disability Plan

Severance Plans (ERISA):
     Certegy Severance Pay Plan

Cafeteria Plan (ERISA):
     Certegy Before Tax Premium Plan
     Certegy Health Care Account Plan
     Certegy Dependent Care Account Plan (non-ERISA)

Miscellaneous Plans (non-ERISA):
     Certegy Educational Assistance Program
     Certegy Vacation Program

* Certegy shall have the right to combine or disaggregate any of the above Plans for any purpose, including the satisfaction of any disclosure or reporting requirements under ERISA.

                           Appendix C  Foreign Plans

     This Appendix C describes the principles under which Foreign Plans shall be treated. For purposes of this Appendix, outside the U.S. means outside the 50 United States, its territories and possessions, and the District of Columbia, and employed outside the U.S. means compensated under a payroll which is administered outside the United States.

C.1  Plans Covering only Employees of Equifax or Certegy

     Effective as of the Close of the Distribution Date or such later date as may be required by applicable law, union, or works council agreement, any Foreign Plan that covers only individuals employed outside the U.S. by the Equifax Group shall be the sole responsibility of the Equifax Group and no member of the Certegy Group shall have any Liability with respect to such a Plan; and any Foreign Plan that covers only individuals employed outside the U.S. by the Certegy Group shall be the sole responsibility of the Certegy Group and no member of the Equifax Group shall have any Liability with respect to such a Plan.

C.2  Plans Covering Employees of Both Equifax and Certegy

     (a)  Termination of Participation

     To the extent legally permitted and except as otherwise provided herein, effective as of the Close of the Distribution Date, or as soon as practicable thereafter, Certegy and each other applicable member of the Certegy Group shall cease to be a Participating Company in each Foreign Plan maintained by Equifax or the Equifax Group and each other applicable member of the Equifax Group shall cease to be a Participating Company in each Foreign Plan maintained by the Certegy Group. Equifax and Certegy recognize that because of the requirements of local law or administrative considerations, a transition period extending beyond the Close of the Distribution Date may be required during which Equifax or Certegy may continue to participate in each other's Foreign Plans. During such transition period, Equifax and Certegy agree to cooperate in handling any and all matters with respect to the Foreign Plans.

     (b)  Mirror Plans

          (1) Effective Immediately after the Distribution Date, Certegy shall adopt, or cause to be adopted, Foreign Plans for the benefit of employees of the Certegy Group employed outside the United States who are eligible to participate in Equifax Foreign Plans and shall cause such Certegy Foreign Plans to be substantially identical in all Material Features to the corresponding Equifax Foreign Plans as in effect on the Distribution Date. Notwithstanding the preceding sentence - (i) Certegy may satisfy this requirement by extending coverage to such individuals under a Foreign Plan of the Certegy Group which was in effect before the Distribution Date and which is, with respect to all Material Features, at least equal to the corresponding Equifax Foreign Plan, and
(ii) Certegy is not required to adopt a defined benefit pension plan for the benefit of its Canadian employees (but instead shall make an equitable adjustment to the defined contribution plan covering these employees).

          (2) Effective Immediately after the Distribution Date, Equifax shall adopt, or cause to be adopted, Plans for the benefit of employees of the Equifax Group employed outside the United States who are eligible to participate in Certegy Plans and shall cause such Plans to be substantially identical in all Material Features to the corresponding Certegy Foreign Plans as in effect on the Distribution Date; provided, however, that Equifax may satisfy this requirement
                   --------  -------
by extending or continuing coverage to such individuals under an Equifax Foreign Plan of the Equifax Group which was in effect before the Distribution Date.

          (3) The continuation by Equifax or Certegy of separate employment terms and conditions for employees previously covered by the other entity's Plans shall not continue beyond the time legally required.

     (c)  Transfer of Assets

     As of the Close of the Distribution Date, Equifax and Certegy will use their reasonable best efforts to ensure that, to the extent legally permitted:
(i) Liabilities of the Foreign Plans of Equifax relating to Transferred Individuals shall be assumed by the appropriate Foreign Plans of Certegy; and
(ii) an appropriate portion of any assets of the Foreign Plans of Equifax shall be transferred to the appropriate Foreign Plans of Certegy, and vice versa.

C.3  Severance Issues

     If under applicable law, any Transferred Individual employed outside the U.S. is deemed to have incurred a termination of employment as a result of the Distribution or any other transaction contemplated by the Distribution Agreement or this Agreement, which entitles such individual to receive any payment or benefit under any Foreign Plan, governmental plan or arrangement or pursuant to any law or regulation, including severance benefits, notwithstanding such individual's continued employment by the Certegy Group, then Certegy shall be liable for any such payment or benefit and, notwithstanding any other provision hereof, to the extent legally permitted, appropriate adjustments shall be made to the treatment of such individual during such continued employment, including not giving such individual credit for prior service and/or treating such individual as having been newly hired immediately after such deemed termination, for purposes of all applicable Foreign Plans. Liability with respect to such payments shall be the responsibility of Certegy.

C.4  Legally Permitted

     For purposes of this Appendix C, "legally permitted" means permitted under the laws of the country, the labor union, works council, or collective agreement without adverse consequences to Equifax, Certegy or Transferred Individuals, as determined by Equifax, in its sole discretion, including mandated waiting periods before which working conditions (including benefits) cannot be changed, and upon receiving required agreement from individual employees and/or Plan trustees, foundation boards and members, and any other organizations having a recognized right to determine or affect benefits and/or funding of the Plan.

C.5  Multinational Pooling

     Equifax and Certegy shall keep their existing multinational pooling arrangements intact so long as the parties mutually agree. If there is any dividend payable from the consolidated pooling arrangements with respect to the 2001 pool accounting year, that dividend will be allocated between Equifax and Certegy proportionately, based on the contribution to the overall surplus of the pooling arrangements by the Equifax Group and the Certegy Group, respectively. Alternatively, any net deficits incurred under any one (or all) consolidated pooling arrangement(s) will be apportioned back to the entity which incurred the deficit proportionately based on each entities' contribution to the net deficit.

                    Appendix D  Change in Control Agreements

D.1  Tier I Agreements

     Lee Kennedy
     Bruce Richards
     Larry Towe
     Mike Vollkommer

D.2  Tier II Agreements

     Joseph G. Ballard
     Jeff Carbiener
     Dick Gapen
     Gerald A. Hines
     Mary Waggoner